                                                                    EXHIBIT 10.1

                             JOINT VENTURE AGREEMENT

THIS JOINT VENTURE AGREEMENT is made as of this __________ day of ___________________, 1998 by and between PEMSTAR INC. ("PEMSTAR"), a corporation organized under the laws of the State of Minnesota with its principal offices at 2535 Highway 14 West, Rochester, Minnesota 55901, U.S.A. and HONGGUAN TECHNOLOGIES (S) PTE LTD. ("HongGuan"), a company incorporated under the laws of Singapore with its registered office at 39 Joo Koon Circle, Singapore 629105.

WHEREAS, PEMSTAR is in the business of precision electro-mechanical manufacturing, assembling and testing on a contract basis in Rochester, Minnesota and other locations around the world; and

WHEREAS, HongGuan is in the business of designing and building factory automation and precision assembly systems, tool and die, and manufacturing of key modules and devices;

WHEREAS, PEMSTAR and HongGuan desire to incorporate a new private limited company to be called PEMSTAR-HONGGUAN PTE LTD., or such other name as the parties may agree and the Registrar of Companies may approve (the "Company") in Singapore that will initially engage in the business of manufacturing equipment for the disk drive industry, providing support services for such equipment and providing engineering and design services for the disk drive industry;

WHEREAS, HongGuan will own 49% of the Company and PEMSTAR will own 51% of the Company; and

WHEREAS, PEMSTAR and HongGuan desire to set forth in this Agreement the terms and conditions of the joint ownership of the Company.

NOW, THEREFORE, in consideration of the premises and the respective agreements herein set forth, the Parties hereto agree as follows:

1.   DEFINITIONS

1.1 Defined Terms. The following terms, when used in capitalized form in this Agreement, shall have the meanings set forth below:

     (a) "Affiliate" shall mean a company controlled by, under common control with, or controlling a Party, where "control" means either (i) the ownership, either directly or indirectly, of more than 50% of the voting shares or (ii) the right to elect the majority of the directors of a company and, in either case, where such control may be exercised without the consent of any third party.

     (b) "Agreement" and "this Agreement" shall mean this Joint Venture Agreement, including all Exhibits hereto and, except where the context otherwise clearly requires, all certificates, documents and instruments executed and/or delivered at or prior to Closing.

     (c) "Ancillary Agreements" shall mean the License Agreement, the Trademark Agreement and the Services Agreement, to be entered into at the Closing with respect to the Company.

     (d) "Board" or "Board of Directors" shall mean the Company's board of directors.

     (e) "Closing" shall mean the completion of the transactions contemplated by this Agreement as more fully set forth in Article 12.

     (f) "Closing Date" shall mean the date of the Closing as set forth in
     Section 12.1.

     (g) "Confidential Information" shall have the meaning set forth in Section 9.1.

     (h) "Corporate Articles" shall mean the Memorandum and Articles of Association of the Company.

     (i) "Effective Date" shall mean the date of this Agreement as first written above.

     (j) "Fiscal Year" shall mean the financial year of the Company ending in each year on the 31st of March.

     (k) "Parties" shall mean PEMSTAR and HongGuan (or such other party who becomes a party pursuant to the terms of this Agreement), and "Party" shall mean either of them.

     (l) "Scope" of the Company shall mean the agreed scope of activities of the Company as defined in Section 2.1, as it may be modified from time to time pursuant to Section 2.2.

     (m) "Shareholders" shall mean PEMSTAR and HongGuan, and any Affiliate(s) that either may designate to hold some or all of its shares in the Company, and "Shareholder" shall mean any of them.

     (n) "Singapore Dollars" or "S$" shall mean units of the lawful currency of Singapore.

     (o) "Territory" shall mean the continent of Asia, as indicated on the map attached hereto as Exhibit A; provided, however, that the Territory under this Agreement shall exclude the Philippines.

     (p) "U.S. Dollars" or "U.S.$" shall mean units of the lawful currency of the United States of America.

1.2 Terms Defined in Ancillary Agreements. All terms, other than those which are defined in Section 1.1, which are defined in any of the Ancillary Agreements and are used in capitalized form in this Agreement shall have the meanings set forth in the relevant Ancillary Agreement.

1.3 Other Rules of Interpretation. Unless the context clearly indicates otherwise, the following rules shall govern the interpretation of this
Agreement:

     (a) The definitions of all terms defined herein shall apply equally to the singular, plural, and possessive forms of such terms;

     (b) All references herein to "days" shall mean calendar days;

     (c) All references to "Exhibits" shall mean the corresponding Exhibits of this Agreement;

     (d) All references to "Sections" shall mean the corresponding Section to this Agreement.

2.   PURPOSE AND SCOPE

2.1 General Purpose and Initial Scope. Subject to and upon the terms and conditions hereinafter set forth, the Parties hereby agree to establish a joint venture. Notwithstanding the generality of the corporate objectives enumerated in the Corporate Articles, the activities of the Company shall be limited to its Scope. The initial Scope of the Company shall consist of providing research and development, engineering design services and manufacturing of process and test equipment for the disk drive industry in the Territory, and providing technical support services for such equipment.

2.2 Future Scope. Subject to Section 6.4, the Scope of the Company may be expanded, reduced or otherwise altered upon approval of the Board. On or after September 30, 2002, the Parties shall request the Board to assess the viability of a public offering of shares of the Company.

2.3 Non-Competition. Each Party agrees that, from and after the Closing Date and during the term of this Agreement and for two years thereafter if the Company has not been liquidated, it will not, within the Territory, either directly or indirectly or through any of its Affiliates (other than the Company), engage in any business which is within the Scope of the Company, from time to time, or competitive with any such business without the consent of the Board of Directors of the Company during the term of this Agreement and without the consent of the other Party thereafter. If either Party engages in business that may be in competition with a customer of the Company, the Parties agree to discuss in good faith such business and its impact on the Company. During the term of this Agreement, the decision by the Board of Directors of the Company of whether a Party is competing, and the decision on whether to consent to any potential competition, shall be made by the directors not appointed by the Party competing or seeking to compete. A decision by the Board of Directors of the Company that a Party is competing shall not be conclusive that the Party is in fact competing; it simply authorizes the Company to pursue an action against such Party who is in breach of this Section.

2.4 Sales and Marketing. Each of the Parties agrees that, in connection with disk drive customers in the Territory, it and its Affiliates will represent the Company as the primary contact for the disk drive business. Each Party agrees that it and its Affiliates will not act independently with disk drive customers in the Territory. Any such potential business to be generated by the Parties or its Affiliates shall be offered to the Company unless (i) the business is "tools and fixtures" (not related to equipment supplied by the Company), which will be performed by HongGuan or its Affiliates or (ii) the business is "systems design and prototype services" (not within the capabilities of the Company), which will be performed by PEMSTAR or its Affiliates. The Parties agree to keep informed the managing director of the Company, in a timely manner, of all customer contacts. All service agreements and agreements and provisions for spare parts relative to equipment supplied by the Company shall also be first offered to the Company.

2.5 Right of First Refusal on Expanded Business. If one of the Parties to this Agreement desires to enter into a partnership or joint venture with a third party to manufacture equipment for the manufacturing and testing process in non-disk drive industries, and if such partnership or joint venture would cover North America with respect to HongGuan, or Asia with respect to PEMSTAR, then the Parties agree to negotiate in good faith with each other regarding such a partnership or joint venture before entering into such a partnership or joint venture with a third party. If the Parties cannot agree on terms for such a partnership or joint venture, then the Party desiring to enter into a partnership or joint venture with a third party shall be free to do so..

3. FORMATION AND CAPITALIZATION

3.1 Formation. Prior to the Closing, PEMSTAR shall incorporate the Company as a private limited company under the laws of Singapore. In the event of any inconsistency or conflict between the Corporate Articles and the provisions of this Agreement, the terms of this Agreement shall as between the Parties prevail and the Parties shall cause such necessary alterations to be made to the Corporate Articles as are required to remove such conflict. The Corporate Articles shall be subscribed as to one share by Mr. Robert D. Ahmann, a duly appointed nominee of PEMSTAR and as to one share by Mr. James Teo, a duly appointed nominee of HongGuan. Forthwith on the incorporation of the Company, PEMSTAR shall procure the transfer to it of the one share subscribed by Mr. Robert D. Ahmann and HongGuan shall procure the transfer to it of the one share subscribed by Mr. James Teo.

3.2 Authorized Capital and Subscriptions.

     (a) The authorized share capital of the Company shall be S$5,000,000, divided into 5,000,000 ordinary shares, having a nominal value of S$1.00 each. All ordinary shares shall have equal rights.

     (b) A total of 509,999 shares (representing 51% of the outstanding share capital) shall be subscribed by PEMSTAR in exchange for Five Hundred Nine Thousand Nine Hundred Ninety-nine Singapore Dollars (S$509,999). A total of 489,999 shares (representing 49% of the outstanding share capital) shall be subscribed by HongGuan in exchange for Four Hundred Eighty-nine Thousand Nine Hundred Ninety-nine Singapore Dollars (S$489,999).

3.3 Substitution of Affiliates as Shareholders. Neither Party may transfer all or any portion of its shares in the Company to a third party, except as provided in Section 13.1 or as provided in this Section 3.3. A party may transfer all or any portion of its shares in the Company to any of its respective Affiliates, provided that:

     (a) the ownership of such shares by any Affiliate shall be subject to all the conditions set forth in this Agreement and the Corporate Articles;

     (b) the Parties shall each procure the performance of their respective obligations under this Agreement, and under the Corporate Articles, by their respective Affiliates, and shall cause such Affiliate to execute a Deed of Adherence pursuant to which that Affiliate shall agree to be bound by the terms and conditions of this Agreement; and

     (c) the shares in the Company held by any Affiliate of a Party shall be transferred to such Party prior to the completion of any transaction as a result of which such Affiliate will cease to be an Affiliate of such Party.

4.   FINANCING

4.1 Initial Financing. Subject to Section 6.4, if and when necessary, the Parties shall use their best efforts to arrange a credit or overdraft facility on behalf of the Company with a bank in Singapore acceptable to the Board.

4.2 Debt Financing. Subject to Section 6.4, the Company's future additional financing may be obtained through external loans or other financial arrangements, whenever possible without any additional security by way of guarantee or otherwise from the Parties, and such financing shall in all cases be subject to the approval of the Board in accordance with the provisions of this Agreement. In the event that any guarantees, securities, indemnities or other undertakings are required to be given for such loans or other financial arrangements, the Parties shall provide the same in the same proportion as their respective shareholding percentages at the relevant date.

5.   DIVIDENDS

5.1 Dividends. Subject to Section 6.4(d) and to the approval of the Company in general meeting, the Board may pay some or all of the Company's profits to the Parties as dividends. Dividends shall be remitted to the Parties in proportion to their shareholdings.

5.2 Time of Payment. All dividends required to be paid by the Company at the end of any Fiscal Year pursuant to this Article 5 shall, unless otherwise determined by the Board, be paid within thirty (30) days after the date of the annual general meeting at which the financial statements for the Fiscal Year shall have been approved.

6.   MANAGEMENT

6.1 Board of Directors. The Board shall be comprised of five (5) members, (i) three (3) directors nominated by PEMSTAR, and (ii) two (2) directors nominated by HongGuan, one of whom nominated by HongGuan shall be James Teo and one of whom nominated by HongGuan must be a resident in Singapore (i.e., a citizen of Singapore, a permanent resident or a foreign national holding an employment pass). When a Managing Director other than James Teo is appointed, the Parties shall agree on whether the appointment counts as one of PEMSTAR's three nominations or one of HongGuan's two nominations. If the Parties agree that the new Managing Director shall count as one of HongGuan's nominations, then the Board shall be comprised of seven members, four directors nominated by PEMSTAR and three directors nominated by HongGuan. If the Parties agree that the new Managing Director shall count as one of PEMSTAR's nominations, PEMSTAR shall determine whether the Board shall be comprised of seven members, four directors nominated by PEMSTAR and three directors nominated by HongGuan, or whether the number of directors on the Board shall remain as five members, three directors nominated by PEMSTAR and two directors nominated by HongGuan. Subject to Section 6.4(t), each Party agrees to vote its shares in favor of the other Party's nominees and replacements thereof. The term of office of each of the directors shall be one year and they may be reappointed for any number of terms. The Company shall indemnify any director against any claims that may be brought against such director except for such claims arising out of or in relation to any acts not performed in good faith or any acts which are performed in a manner not in the best interests of the Company, or any acts resulting in violation of Singapore law. Members of the Board shall serve without compensation, but all reasonable costs incurred by the directors in performing their duties as members of the Board (including international travel, hotel expenses and other related expenses for attending Board meetings) shall be borne by the Company.

6.2 (a) Nomination and Removal of Directors. The right of nomination conferred on a Party under Section 6.1 shall include a right to remove at any time from office such person so nominated by that party as a director. Whenever for any reason a person ceases to be a director, the Party which had nominated him or would be entitled to nominate him under Section 6.1 shall nominate forthwith a substitute director. Each nomination or removal of a director pursuant to Section 6.1 shall be in writing and signed on behalf of the Party nominating or removing such director and shall be delivered to the registered office for the time being of the Company. The rights of nomination and removal of each director shall be exercised by the Parties in accordance with the Corporate Articles.

     (b) Each Party's Power to Appoint Board Members. Any transfer or assignment of the shares in the Company by one Party to the other Party or to any third party pursuant to Sections 3.3 or 13.1 may result in an adjustment of each Party's power and ability to appoint directors to the Board and such adjustment shall be made in accordance with the principle that the Shareholders are entitled to appoint director(s) to the Board in proportion to their respective shareholdings, provided, however, that any equity owner of less than ten (10) percent of the shares of the Company shall not be entitled to a seat on the Board unless it is agreed to by all the other Shareholders.

6.3 Board Meetings. Meetings of the Board shall be conducted as follows:

     (a) The Board shall meet at least twice every year at a location determined by the Chairman of the Board. At any meetings of the Board, a quorum shall be one director nominated by PEMSTAR and one director nominated by HongGuan. A Board meeting shall be called by the Chairman and presided over by the Chairman. The Chairman shall give each director a written notice thirty (30) days before a Board meeting and such notice shall include the agenda, time and location of the meeting to be held.

     (b) A special Board meeting shall be called by the Chairman of the Board if it is so requested by at least two (2) directors. The Chairman shall give each director a written notice at least seven (7) days before a special Board meeting and such notice shall include the agenda, time and location of the meeting to be held. In the event that the Chairman does not convene a meeting within seven (7) days of the request of at least two (2) directors, the other directors may convene a meeting by giving notice as described above.

     (c) A director shall be entitled at any time and from time to time to appoint any person to act as his alternate and to terminate the appointment of such person. Such appointment shall require the prior written consent of the Parties unless such alternate is currently a director. Any such alternate director shall be entitled while holding office as such to receive notices of meetings of the Board and to attend and vote as a director at any such meetings at which the director appointing him is not present and generally to exercise all the powers, rights, duties and authorities and to perform all functions of the director appointing him. Further, that alternate director shall be entitled to exercise the vote of the director appointing him at any meetings of the Board and if such alternate director represents more than one director, such alternate director shall be entitled to one vote for every director he represents.

     (d) A meeting of the directors at which a quorum is present shall not transact any business other than the business stated in the agenda specified in the notice of that meeting unless the directors present unanimously agree otherwise. A meeting of the directors at which a quorum is present shall be competent to exercise all the powers and discretions for the time being exercisable by the Board. If within 30 minutes from the time appointed for such meeting a quorum is not present, the meeting shall stand adjourned to the seventh (7th) working day (or such other date as may be mutually agreed by the Parties) at the same time and place and if at such adjourned meeting a quorum shall not be present, then the meeting shall be dissolved and the deadlock provisions set forth in Section 16.5 may be invoked by either Party.

     (e) Upon the request of the Chairman, any meeting of the Board may be conducted by telephone or video conference. Any action to be taken by the Board may be taken without a meeting if all members of the Board consent in writing to such action and such resolution in writing shall be as effective as a resolution passed at a meeting of the Board duly convened and held, and may consist of several documents in the like form each signed by one or more of the directors. In the event that there is a deadlock on the voting of a proposed action, such action shall be deemed rejected by the Board. Notwithstanding the timing provisions of Section 6.3(a) or (b), all the directors present at a meeting of the Board validly convened in accordance with Section 6.3(a) or (b) may unanimously waive or agree to shorter notice thereof.

     (f) Minutes and resolutions of each meeting shall be kept in the English language and shall be signed by the Chairman of the Board. In the event that any Board member proposes any modification or addition to the minutes for a Board meeting, such director shall submit the same in writing to the Chairman of the Board within two (2) weeks after receipt by such director of the minutes and resolutions. The Chairman shall make decisions on such proposed modifications and additions within four (4) weeks from the receipt thereof. Copies shall be provided to each of the Parties and the originals shall be retained at the registered office of the Company.

6.4 Actions Requiring Consent of Both Parties. Subject to the Singapore Companies Act, Cap. 50, the Parties agree and undertake to exercise all rights available to them in relation to the Company to ensure that the Company shall not, except with the prior written consent of both Parties, so long as either Party owns at least 33% of the outstanding ordinary shares of the Company:

     (a) acquire, dispose, or suffer a dilution of any interest in any other company or partnership (other than the acquisition of the joint venture referred to in Section 18.10 below);

     (b) purchase, sell, mortgage or charge any property or any interest therein (other than in the ordinary course of business or operation and other than the acquisition of the joint venture referred to in Section 18.10 below);

     (c) sell or dispose of the whole or a substantial part of its undertaking, goodwill or assets;

     (d) make any distribution of profits amongst its shareholders by way of dividend, capitalization of reserves or otherwise;

     (e) incur any capital commitment in excess of S$200,000 in respect of any one transaction, except those approved in the annual operating plan and other than as necessary for the acquisition of the joint venture referred to in Section 18.10 below;

     (f) dispose of any asset with a book value in excess of S$200,000, except as approved in the annual operating plan;

     (g) increase, reduce or cancel its authorized or issued share capital, or grant any option over its unissued share capital;

     (h) issue any shares of any class;

     (i) create, allow to arise or issue any debenture;

     (j) adopt any policy for managerial staff salary scales, staff benefit schemes or staff development programs exceeding S$150,000 per person per annum;

     (k) adopt any policy on the payment of directors' fees;

     (l) adopt any policy on accounting practices, depreciation practices or other financial matter which differs substantially from usual Singapore accounting, depreciation, commercial or financial practices;

     (m) borrow, raise, guarantee or lend (excluding suppliers' credit) more than S$200,000 in any one transaction or more than S$1,000,000 when aggregated with other similar transactions in the same calendar year other than as necessary for the acquisition of the joint venture referred to in
     Section 18.10 below;

     (n) appoint, dismiss or settle the terms of appointment or dismissal of any managing director or general manager;

     (o) change or diversify the scope of its business or undertaking;

     (p) amend its Corporate Articles;

     (q) except as provided in Section 2.3, institute, withdraw or settle any legal action or proceeding in excess or anticipated to be in excess of S$200,000;

     (r) approve financial audits;

     (s) take any step for its dissolution or financial reorganization or for the appointment of a liquidator (including a provisional liquidator), receiver, judicial manager, trustee, administrator, agent or similar officer of or over any part of its assets or business.

     (t) accept the nomination or election of a director;

     (u) increase the number of directors other than as contemplated by Section 6.1;

     (v) proceed with a public offering of shares of the Company.

6.5 Managing Director. The Parties agree that the Managing Director shall initially be James Teo, who shall be appointed for a term of three (3) years, unless terminated earlier by the Board. HongGuan shall assume all costs of employing James Teo as the Managing Director until March 31, 1999, or, if earlier, until such time that the Board appoints his successor. After March 31, 1999, or such earlier date that a successor is appointed, the Company shall bear the costs of employing the Managing Director, which remuneration shall be decided by the Board. The Managing Director shall have the full powers and executive authority, subject to such limitations, conditions and guidelines as the Shareholders or the Board shall from time to time establish, to act on behalf of the Company. The Managing Director shall formulate and implement an annual business plan, subject to the approval of the Board. The Managing Director shall not take any of the actions listed in Section 6.4 without the required approval from both Parties.

6.6 General Manager. The Parties shall advertise for and mutually agree on the hiring of a General Manager who will assist the Managing Director and shall perform such other roles as designated from time to time by the Managing Director or the Board.

6.7 Program Manager. PEMSTAR shall assist in appointing the Program Manager, who shall serve for twenty-four (24) months unless otherwise agreed to by the Board. The Program Manager shall have such duties and responsibilities as designated by the General Manager.

6.8 Audits. The company shall keep complete and accurate books and records. An internationally recognized accounting firm based in Singapore and approved by the Board shall conduct a formal audit of the financial affairs of the Company each year and shall provide a report of such formal audit to the Board.

6.9 Access to Properties, Records. During the term of this Agreement, each Party (as well as its designated representatives) shall be afforded access, at its sole expense, during normal business hours and subject to the Company's normal security procedures, to the facilities, properties, books, records and files of the Company, as may be available from time to time and requested for purposes reasonably related to this Agreement, including the audit of the profit and loss statements, balance sheets and other financial and tax records of the Company by independent auditors for the Company or, at the option of the Party requesting any such audit, by the independent auditors for such Party.

7.   GENERAL MEETINGS

7.1 General Meetings. A general meeting of the Shareholders shall be convened by the Board in accordance with the Corporate Articles and held at least once a year on a date to be fixed by the agreement of the Parties. An extraordinary general meeting of the Shareholders may, however, be convened by the Board whenever deemed necessary.

7.2 Proceedings at General Meeting. The quorum for any general meeting of the Company shall be two Shareholders, one of whom shall be PEMSTAR and the other shall be HongGuan. If within 30 minutes of the time appointed for the convening of the meeting of the Shareholders of the Company the quorum specified above is not present, the meeting shall stand adjourned to the fifteenth (15th) working day (or such other date as may be mutually agreed by the Parties) at the same time and place. If at such adjourned meeting a quorum shall not be present, the meeting shall be dissolved and the deadlock provisions set forth in Section 16.5 may be invoked by either Party. All resolutions of the Shareholders of the Company shall be adopted by voting. A Party shall have one vote for each share which is held by that Party in the capital of the Company. Any general meeting of the Shareholders may be conducted by telephone or video conference. Any action to be taken by the Shareholders may be taken without a meeting if all Shareholders consent in writing to such action and such resolution in writing shall be as effective as a resolution passed at a general meeting of the Shareholders duly convened and held, and may consist of several documents in the like form each signed by one or more Shareholders. In the event that there is a deadlock on the voting of a proposed action, such action shall be deemed rejected by the Shareholders.

8.   EMPLOYEES.

8.1 Source. The initial employees of the Company shall include, but not be limited to, management and technical employees of HongGuan and employees of PEMSTAR, each to be hired by the Company under new terms and conditions which shall not include any benefits carried over from such employee's prior employment with either HongGuan or PEMSTAR unless specifically agreed by the Company or required by Singapore law. Such employees are anticipated to be those listed in Exhibit B hereto. For two years after the Effective Date, HongGuan will assist the Company fulfill its staffing requirements on the terms and subject to the conditions provided in Section 5 of the Services Agreement referred to in Section 12.2(b)(iii) of this Agreement.

8.2 Non-compete. Each of the Company's employees who are designated as "managers" or "senior engineers" shall agree as a condition of employment to not compete with the Company, which will be documented in the employee's employment agreement or another separate agreement.

9.   CONFIDENTIALITY

9.1 Confidential Information. "Confidential Information" shall mean all information which is disclosed by either Party or the Company to the other Party, either directly or through Affiliates of either or both, in written, oral or physical form, which relates in any way to markets, customers, products, patents, inventions, procedures, methods, designs, strategies, plans, assets, liabilities, costs, revenues, profits, organization, employees, agents, distributors or business in general; provided, however, that the following shall not be deemed Confidential Information:

     (a) information which is or becomes available to the public or to the industry without the fault or negligence of the Party receiving the same;

     (b) information which was already in the possession of the Party receiving the same, provided that Party is able to prove such prior possession;

     (c) information which is subsequently received from a third party without notice of restriction on further disclosure; or

     (d) information which is independently developed by the Party receiving the same, provided the said Party is able to prove such independent development.

9.2 Non-Disclosure. Each of the Parties agrees (a) during the term of this Agreement and for a period of one (1) year after termination thereof not to (i) use any Confidential Information for any purpose other than as permitted or required for performance by such Party under this Agreement or any Ancillary Agreement or (ii) disclose or provide any of such Confidential Information to any third party and (b) to take all necessary measures to prevent any such disclosure by its present and future directors, officers, employees and contractors during the said period. Each Party further agrees to cause its Affiliates to comply with these provisions in the same manner as if each of them were a Party.

9.3 Limitation of Prohibition. Nothing herein shall prohibit either of the following:

     (a) the use by the Company at any time after termination of this Agreement of Confidential Information in the manner in which it had been utilized by the Company from time to time in the ordinary course of its business and in compliance with the terms hereof prior to termination; or

     (b) the disclosure of Confidential Information to any governmental authority if and to the extent required by applicable law, provided that such disclosure is made on a basis providing the maximum confidentiality permitted by law.

9.4 Solicitation of Employees. During the term of this Agreement and for a period of one (l) year thereafter, no Party or Affiliate thereof shall employ or contract for the services of any person, other than a person previously employed by such Party or Affiliate, who at the Closing Date or at any time thereafter is an employee of the Company or of the other Party or any Affiliate thereof, without the approval of the other Party.

10.  REPRESENTATIONS AND WARRANTIES

In order to induce the other Party to enter into and perform this Agreement, each of the Parties hereby represents and warrants to the other Party as follows:

10.1 Organization and Standing. Such Party is a corporation duly organized and validly existing under the laws of the jurisdiction of its organization and has all requisite corporate authority to carry on its business as now being conducted by it.

10.2 Authority. Such Party has full power and authority to execute and deliver this Agreement and the Ancillary Agreements and the other instruments to be executed and delivered by such Party pursuant hereto and to consummate the transactions contemplated hereby and thereby. All corporate acts and other proceedings required to be taken by or on the part of such Party to authorize it to perform its obligations under this Agreement and the Ancillary Agreements have been duly and properly taken. This Agreement has been duly executed and delivered by such Party and constitutes, and the Ancillary Agreements when duly executed and delivered by such Party will constitute, legal, valid and binding obligations of such Party enforceable in accordance with their respective terms. Such Party agrees to use its best efforts to obtain the necessary consent of any third party to the transactions contemplated hereby.

10.3 Approvals. No approval, authorization, consent or other order or action of or filing with any court, administrative agency or other governmental authority is required for the execution and delivery by such Party of this Agreement and the Ancillary Agreements or its consummation of the transactions contemplated hereby or thereby.

10.4 Litigation. Such Party has no actual knowledge of any material and adverse actions, suits, proceedings or investigations pending or threatened against, by or affecting it in any court or by or before any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or before any arbitrator of any kind, with respect to, or which may have a material effect upon, the transactions contemplated by this Agreement or the Ancillary Agreements. Such Party is not in default with respect to any order, writ, injunction or decree of any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting or relating to it or any of the transactions contemplated by this Agreement or the Ancillary Agreements; nor has such Party received notice of any material violation of any laws, ordinances, regulations or orders applicable to it or any of the transactions contemplated hereby or thereby; nor to the knowledge of such Party is it in violation of any such laws, ordinances, regulations or orders.

10.5 Absence of Conflict.

     (a) The execution and delivery of this Agreement by each Party does not violate any law or conflict with such Party's, or any of such Party's Affiliate's, constitutive corporate documents or result in a breach of, constitute a default under or conflict with any material contract, agreement or instrument to which such Party or any Affiliate is a party or by which it or its properties or any Affiliate is a party or by which it or its Affiliate or any of its Affiliates' properties are bound.

     (b) Subject to clause (d) of this Section 10.5, all actions to be taken by either Party or its Affiliates in furtherance of this Agreement for the period of time from the date of execution and delivery of this Agreement to the Closing Date will not violate any law or conflict with such Party's, or any of such Party's Affiliate's, constitutive corporate documents or result in a breach of, constitute a default under or conflict with any material contract, agreement or instrument to which such Party or any Affiliate is a party or by which it or its properties or any Affiliate or any of its Affiliates' properties are bound.

     (c) The consummation of the transactions contemplated in this Agreement from and after the Closing Date, and the fulfillment of and compliance with the terms and conditions hereof and thereof from and after the Closing Date will not violate any law or conflict with such Party's, or any of such Party's Affiliate's, constitutive corporate documents or result in a breach of, constitute a default under or conflict with any material contract, agreement or instrument to which such Party or any Affiliate is a party or by which it or its properties or any Affiliate or any of its Affiliates' properties are bound.

     (d) With respect to clause (b) of this Section 10.5, neither Party hereto (nor any of its Affiliates) nor any of its agents shall take any action in furtherance of this Agreement from the date of execution and delivery of this Agreement to the Closing Date until and unless either (a) the consent of any third party referred to in Section 12.3(e) which is required to take such action shall have been received by the Party or its Affiliate having an obligation to obtain such consent, or (b) such Party shall have received the consent to such action from the other Party together with a representation (which shall be deemed a modification of this Section 10.5) to the effect that such action will not result in a breach of, constitute a default under or conflict with any material contract, agreement or instrument to which such other Party or any of its Affiliates is a party or by which such other Party or its properties or any of such other Party's Affiliates or any of such other Party's Affiliate's properties are bound.

10.6 Financial Statements. Each Party has provided to the other their respective balance sheets and statements of income and expenditures for the most recent fiscal period then ended. Such financial statements, together with the notes thereto, (i) are in accordance with the books and records of such party, (ii) present fairly and accurately in all material respects the financial condition of such party as of the dates of the balance sheets, (iii) present fairly and accurately in all material respects the results of operations of the business for the periods covered by such statements, (iv) have been prepared in all material respects on a basis consistent with the preparations of such party's prior years' financial statements, and (v) include all adjustments (consisting only of normal recurring accruals) which are necessary for a fair presentation of the financial condition of such party and of the results of operations of its business for the periods covered by such statements.

10.7 Brokers. Neither such Party nor any third party acting on its behalf has incurred any liability, either express or implied, to any broker or finder or similar person in connection with this Agreement or any of the transactions contemplated hereby or thereby. Such Party shall indemnify the other Party against, and hold it harmless from, any liability, cost or expense (including, without limitation, fees and disbursements of counsel) resulting from any agreement, arrangement or understanding made by such Party with any third party for brokerage or finders' fees or other commissions in connection with this Agreement or the Ancillary Agreements or any of the transactions contemplated hereby or thereby.

11.  INDEMNITIES

11.1 Indemnification. Subject to the other provisions of this Article 11, including Section 11.4, each Party agrees as to its respective representations, warranties, covenants and agreements set forth in this Agreement and in the Ancillary Agreements to indemnify and hold harmless the other Party from and against any and all losses, liabilities, damages, expenses (including, without limitation, fees and disbursements of counsel), claims, liens or other obligations whatsoever which

     (a) may be payable by virtue of or result from the material inaccuracy of any representation or the breach of any warranty, covenant or agreement made in this Agreement, the Ancillary Agreements or any certificate or other instrument delivered pursuant hereto or thereto; or

     (b) may be incurred as a result of the assertion of any claim by any third party based on allegations which, if true, would constitute such material inaccuracy or breach.

11.2 Notice and Legal Action. Each Party agrees to give the other Party prompt written notice of any event or assertion of which it has knowledge concerning any such loss, liability, expense, claim, lien or other obligation and as to which it may request indemnification hereunder. Each Party will cooperate with the other Party in determining the validity of any such claim or assertion.

11.3 Actions by Third Parties.

     (a) If and to the extent that any claim is made or any litigation is instituted against either PEMSTAR or one of its Affiliates or HongGuan or one of its Affiliates (herein referred to as the "Initial Defendant") by any third party in any competent court, tribunal or other forum in any country, which claim or litigation asserts or is based in whole or in part upon a fact, circumstance, premise or allegation which, if true, would be subject to indemnification by the other Party pursuant to Section 11.1, then (i) the Initial Defendant shall be permitted to implead, or cross-claim against, or otherwise include as a defendant, such other Party hereunder, (ii) such other Party hereby consents to the jurisdiction of any such competent court, tribunal or forum, (iii) such other Party shall assume the Initial Defendant's defense of any such claim or litigation and pay the costs thereof, and (iv) if and to the extent that such claim of, or litigation instituted by, such third party is successful, and damages are awarded or injunctive relief or other equitable remedy is granted against the Initial Defendant, then (as between the Parties hereto) such other Party shall be liable for the payment of such damages to such third party or shall reimburse the Initial Defendant for the payment of such damages immediately following the making of such payment or (to the extent injunctive relief or other equitable remedy is granted) shall be liable for any damages suffered by the Initial Defendant; provided that if the claim by the third party is not successful, the Initial Defendant shall immediately reimburse or indemnify such other Party in such amount as shall be necessary such that, following such payment, both Parties shall have shared equally in the costs and expenses incurred to defend such claim or litigation.

     (b) The provisions of clause (a) of this Section 11.3 shall operate separate and independently of the other provisions of this Article 11 (other than Section 11.4 ). Any dispute relating to liability of either Party to the other under this Section 11.3 shall be determined only upon the conclusion of the litigation or other contest referred to in clause 11.3(a), and such dispute shall be settled in accordance with Section 17.2, provided that in such event the arbitrator shall limit his decision solely to the question of whether the provisions of such clause (a) are applicable to the claim or other litigation which was instituted by such third party.

11.4 Conflict with Ancillary Agreements. The provisions of Article 11, as the same would apply in the case of a breach of or default under any provision of any Ancillary Agreement, shall not be applicable if and to the extent that such Ancillary Agreement provides for a specific remedy or specific damages in the case of a breach or default thereunder or to the extent that such Ancillary Agreement contains a provision which conflicts with this Article 11.

11.5 Survival. The provisions of this Article 11 shall survive termination of this Agreement for any reason whatsoever.

12.  CLOSING AND CONDITIONS THEREOF

12.1 Closing. The Closing of the transactions contemplated by this Agreement shall, subject to all conditions precedent set forth in Section 12.3 having been fulfilled, take place on October 15, 1998 (or such earlier date as the Parties may agree in writing), at the offices of Lee & Lee, Singapore in person or by delivery of the appropriate documents.

12.2 Events of Closing. The Parties shall at the Closing take the following actions:

     (a) The organization of the Company shall be completed as follows to the extent that it shall not have been completed prior to Closing:

          (i) The Corporate Articles referred to in Section 3.1 shall be adopted in a form which conforms to the requirements of this Agreement;

          (ii) The Shareholders of the Company shall each pay for and be issued their respective shares of the Company as provided in Section 3.2; and

          (iii) The Shareholders of the Company shall elect the members of the Board in accordance with Section 6.1.

     (b) The Parties shall execute and deliver the following agreements to the extent that they have not done so prior to Closing, it being the intention of the Parties that such agreements when so executed and delivered shall effect the transactions contemplated therein on and from the date of this
     Agreement:

          (i) PEMSTAR and the Company shall execute and deliver the License Agreement in substantially the form attached hereto as Exhibit C;

          (ii) PEMSTAR, HongGuan and the Company shall execute and deliver the respective Trademark Agreements in substantially the form attached hereto as Exhibit D;

          (iii) PEMSTAR, HongGuan and the Company shall execute and deliver the Services Agreement in substantially the form attached hereto as Exhibit E;

          (iv) HongGuan shall assign its disk drive equipment manufacturing contracts to the Company identified on Exhibit F attached hereto; and

          (v) PEMSTAR shall assign those engineering contracts to the Company identified on Exhibit G attached hereto.

12.3 Conditions Precedent to Parties' Obligations. All obligations of each Party hereunder to execute the agreements referred to in Section 12.2 and otherwise take the action necessary to consummate the Closing, are subject to the pertinent fulfillment, prior to or at the Closing, of each of the following conditions:

     (a) All actions, proceedings, instruments, opinions and documents required to carry out this Agreement and the Ancillary Agreements or incidental hereto or thereto, and all other related legal matters, shall be reasonably satisfactory to legal counsel to the Parties respectively.

     (b) All the terms, covenants and conditions of this Agreement and the Ancillary Agreements to be complied with and performed by the other Party prior to or at the Closing shall have been complied with and performed in all material respects (with the right of the Party in compliance with such terms, covenants and conditions to waive the non-compliance by the other Party).

     (c) No action, suit, proceeding or investigation by or before any court, administrative agency or other governmental authority shall have been instituted or threatened to restrain, prohibit or invalidate any of the transactions contemplated by this Agreement or any Ancillary Agreements.

     (d) All governmental approvals, permits, licenses, authorizations and clearances required for the performance by each Party of this Agreement, including the execution and delivery of the Ancillary Agreements, the consummation of the transactions herein or therein contemplated and the fulfillment of and compliance with the terms and conditions hereof and thereof, by either Party shall have been obtained, and all filings and other formalities in connection therewith shall have been completed.

     (e) All consents and approvals of third parties required for the performance by each Party of this Agreement, including the execution and delivery of the Ancillary Agreements, assignment of contracts to the Company, the consummation of the transactions herein or therein contemplated and the fulfillment of and compliance with the terms and conditions hereof and thereof, shall have been obtained.

Neither Party shall deliberately cause any condition set forth in this Section
12.3 not to be satisfied, and each Party shall, as to events, causes and circumstances within its control, take such action as shall be reasonably necessary to cause such condition to be satisfied and shall keep the other Party currently informed as to the status of such actions. In the event the Closing takes place, each Party shall be deemed to have represented and warranted to the other Party as of the Closing Date that all the aforementioned conditions precedent to such Party's obligations hereunder shall have been fulfilled prior to or as of the Closing Date.

13.  TRANSFER OF SHARES

13.1 Right of First Refusal. If a Party receives an offer to purchase its shares from a third party after January 31, 2002 and desires to accept such offer, that Party shall first give the other Party written notice of the receipt of such offer, which notice shall set forth the name of the third party, the price that such third party offered to pay for such shares, and the terms and conditions pursuant to which such purchase and sale would be effected. At any time within thirty (30) days from and after receipt of such notice, the other Party shall have the option to purchase all (but not less than all) of the shares referred to therein at the price and upon the terms described therein, which option shall be exercised by giving written notice to the Party within such thirty (30) day period of its election to exercise such option. If the other Party does not exercise such option, the shares may be sold to the third party within sixty (60) days after expiration of the option.

     If PEMSTAR receives an offer to purchase any of its shares from a third party after January 31, 2002, and if PEMSTAR desires to accept such offer, then HongGuan shall have the option, at any time within thirty (30) days from and after receipt of the notice described above, to purchase from PEMSTAR 2% of the shares of the Company at the per share price and upon the terms described in the notice, which option shall be exercised by giving written notice to PEMSTAR within such thirty (30) day period of HongGuan's election to exercise such option. This option is in addition to the option described above, under which HongGuan would also have the option to purchase all of the PEMSTAR shares referred to in the notice. If HongGuan does not exercise such option, the shares may be sold to the third party within sixty (60) days after expiration of the option. If HongGuan does exercise the option, all but the 2% acquired by HongGuan may be sold to the third party within sixty (60) days after expiration of the option.

     Before any transfer shall be made under this Section, the third party shall execute a Deed of Adherence pursuant to which the third party shall agree to be bound by the terms and conditions of this Agreement.

13.2 Prohibited Alienation. Except as provided in Section 3.3 and 13.1, neither Party nor any of its Affiliates which are Shareholders shall sell, convey, assign or otherwise transfer, pledge or hypothecate its shares in the Company or any beneficial interest therein at any time during the term of this Agreement without the prior written consent of the other Party; it is agreed the other Party may attach conditions to this consent. The Company shall refuse to transfer or register any transfer on its books any shares attempted to be transferred in violation of this Agreement. If shares of the Company owned by either Party or its Affiliates are offered to be or are in fact sold, transferred, assigned, taken in execution, pledged or hypothecated, in any manner and under any circumstances in which Section 13.1 is not complied with, including but not limited to any bankruptcy, insolvency or other legal proceeding, in violation of this Article 13, then the other Party shall, immediately upon becoming aware thereof, and for a period ending ninety (90) days after its receipt of written notice thereof from the offering or transferring Party, be entitled to purchase such shares from the offeror or transferee, or to require the transferee to purchase its own shares, upon the same terms and conditions (mutatis mutandis) as the offeror has offered the same or the transferee has taken a transfer of the same, and the transferring Party shall indemnify the other Party against all costs reasonably incurred by the latter in removing any prohibited liens or encumbrances from the said shares, it being the intent that the latter Party be left in no worse position than if the provisions of this Section 13.2 had been complied with.

13.3 Continuing Obligations. Notwithstanding anything contained herein, no sale, conveyance, assignment or other transfer of the shares of the Company or any beneficial interest therein shall relieve either Party of those obligations and duties arising prior to the date thereof which by the terms of the applicable agreement or by operation of law would survive the termination of this Agreement.

13.4 Legend. All certificates evidencing shares of the Company shall bear a reference to the restrictions herein provided clearly marked thereon, including specifically a notice that the acquiring party shall be fully bound by the terms and conditions of this Agreement.

14.  FORCE MAJEURE

14.1 Definition. As used in this Agreement the term "Force Majeure" shall mean any event or condition, not existing as of the date of this Agreement, not reasonably foreseeable as of such date and not reasonably within the control of either Party, as the case may be, which prevents or renders so difficult or costly as to be commercially impracticable performance by either Party of their respective obligations under this Agreement. Without limiting the generality of the foregoing, events or conditions of Force Majeure shall include acts of State or governmental action, including the non-issuance or revocation of any approvals of any governmental authority that are required for the execution of this Agreement, riots, war, acts of terrorism, sabotage, strikes, lockouts, prolonged shortage of energy supplies, fire, flood, hurricane, earthquake, lightning and explosion.

14.2 Notice. If either Party is thus prevented from performing its obligations under this Agreement or the Ancillary Agreements or if such performance is rendered impracticable by an event or condition of Force Majeure, that Party shall, upon providing prompt written notice to the other Party, be excused from performance to the extent such event or condition prevents or renders impracticable such performance, provided that the Party whose performance is so affected shall use reasonable efforts to avoid or remove the cause of non-performance and shall continue performance hereunder immediately upon the removal of such causes. The other Party to this Agreement shall have the right, for so long as such event or condition of Force Majeure shall continue, to suspend its own performance and to the extent and for so long as shall be commercially reasonable.

14.3 Termination. If the event or condition of Force Majeure causing non-performance shall continue for more than one-hundred eighty (180) consecutive days and the non-performance shall be material in relation to this Agreement or the Ancillary Agreements taken as a whole, either Party may, upon the expiration of the above period and at any time thereafter for so long as the event or condition of Force Majeure shall continue, terminate this Agreement in accordance with Section 16.2.

15.  DEFAULT

15.1 Definition. Except where otherwise indicated by the context or where the term is otherwise defined for a specific purpose, the term "Default" shall mean any of the following described events involving or affecting either Party, such Party being considered the Party in Default for purposes hereof:

     (a) failure of such Party to perform or observe any material obligation under or pursuant to this Agreement or the Ancillary Agreements for any reason other than Force Majeure;

     (b) (i) the filing by such Party of a petition in voluntary bankruptcy or liquidation or the making of a general assignment for the benefit of its creditors, or the consenting to the appointment of one or more receivers, trustees or liquidators with respect to all or any substantial part of its property under any applicable law or statute; (ii) the filing by such Party of a petition or answer seeking reorganization, readjustment, arrangement, composition or similar relief under the applicable bankruptcy laws or any other applicable law or statute; (iii) such Party's becoming unable to pay its debts generally as they become due; or (iv) the filing of an involuntary petition in bankruptcy against such Party, or for the appointment of one or more trustees, liquidators or receivers of such Party, which petition shall remain unstayed and in effect for a period of thirty (30) days;

     (c) the occurrence of: (i) a sale, transfer, pledge or other encumbrance of shares, an issuance of shares or any other event, including, without limitation, merger or consolidation, which gives effective control of such Party to any third party not a controlling shareholder of such Party as of the Closing Date hereof; or (ii) a sale, transfer, pledge or other encumbrance or issue of shares of any Affiliate of such Party or of any substantial asset of such Party or Affiliate of such Party, which is directly related to the joint venture described in this Agreement or the Ancillary Agreements, or any like event which gives effective control of such shares or assets to any third party who is not a controlling shareholder of such Party or Affiliate as to the Closing Date hereof, provided that such a change in control shall not constitute a Default if prior written notice shall have been given by the Party affected to the other Party and such other Party shall have given its consent in writing thereto, which consent shall not be withheld without good commercial reason.

15.2 Notice. No Default under Section 15.1(a) hereof shall be deemed to have occurred until the Party not in Default shall first have given written notice of such Default to the Party in Default and the Party in Default shall have failed to cure such Default through specific performance within sixty (60) days after dispatch of such written notice. In the event of Default under Sections 15.l(b) or (c) hereof, no such notice need be dispatched and remedies in respect thereof as provided in Section 15.3 hereof shall be available from and after the time such events occur.

15.3 Rights Upon Default. If a Default shall occur, the Party not in Default shall have the right, at any time for so long as such Default shall continue, to do any one or more of the following:

     (a) terminate this Agreement in accordance with Section 16.2(b) hereof and exercise the other rights set forth in Section 16.3(c) hereof;

     (b) with respect to a Default under Section 15.1(a) only, obtain injunctive relief or such other equitable remedies as are reasonably necessary to specifically enforce this Agreement in accordance with its terms; and/or

     (c) exercise any other legal or equitable remedy such Party may have as a result of such Default.

16.  TERM AND TERMINATION; DEADLOCK

16.1 Term. Except as provided in Section 16.2, this Agreement shall remain in full force and effect and shall continue to be binding on the Parties so long as each Party holds any shares in the Company.

16.2 Events Permitting Termination. Notwithstanding anything to the contrary contained herein, this Agreement may be terminated:

     (a) by either Party upon written notice in the event that performance by either Party of its respective obligations under this Agreement is prevented or rendered impracticable by reason of the occurrence of an event of Force Majeure and the entitlement to terminate exists under Section 14.3;

     (b) by either Party upon written notice to the other in the event that the other Party is at the time of such notice in Default and the entitlement to terminate exists under Section 15.3;

     (c) by either Party upon written notice to the other in the event that the Closing shall not have occurred on or before October 15, 1998;

     (d) by written agreement of the Parties.

16.3 Rights Upon Termination. If termination is called for under this Agreement, the Parties shall have the following rights:

     (a) If this Agreement shall be terminated due to Force Majeure pursuant to
     Section 16.2(a), the Parties shall have the following rights:

          (i) The Party whose performance of its obligations under this Agreement or the Ancillary Agreements is not prevented or rendered impractical by an event or condition of Force Majeure shall have the option for thirty (30) days from the date of written notice to terminate this Agreement delivered under Section 16.2, to acquire from the Party whose performance is prevented or rendered impractical all of that Party's shares in the Company for their Fair Market Value (as defined in Section 16.4); and

          (ii) If the Party whose performance of its obligations under this Agreement or the Ancillary Agreements is not prevented or rendered impractical by an event or condition of Force Majeure does not exercise its option to acquire from the Party whose performance is so prevented or rendered impractical all of that Party's shares, then the Parties shall take all steps necessary to liquidate and dissolve the Company.

     (b) Upon a Default, the non-defaulting Party shall have the following rights, without prejudice to the rights of either Party by reason of any breach of the Agreement:

          (i) The non-defaulting Party shall have the option for thirty (30) days from the notice described in Section 16.2 to acquire from the defaulting Party all of the defaulting Party's shares in the Company at a price which shall be equal to seventy-five percent (75%) of the Fair Market Value of such shares;

          (ii) If the non-defaulting Party does not acquire the defaulting Party's shares in the Company, then it shall have the right for thirty
          (30) days from the expiration of the non-defaulting Party's option (or, if earlier, notice from the non-defaulting Party that it elects not to exercise the option) to require dissolution of the Company, in which case the Parties shall take all steps necessary to liquidate and dissolve the Company.

     (c) If this Agreement is terminated pursuant to Section 16.2(c) or (d), neither Party shall have any liability to the other except as provided in
     Article 11.

16.4 Fair Market Value. The term Fair Market Value as used in this Agreement shall be defined and determined as follows: The Fair Market Value of any share in the Company shall be equal to the book value per share of the Company, as determined by the Company's independent auditors as of the end of the month immediately preceding the event causing the right to acquire shares (Force Majeure or Default).

16.5 Purchase Procedure upon Deadlock. In the event (1) a quorum is not present at an adjourned Board meeting or general meeting and the adjourned Board meeting or, as the case may be, general meeting is dissolved; (2) unanimous approval of the Parties cannot be obtained for any of the actions specified in Section 6.4; or (3) that the relationship between the Parties has deteriorated to the extent that they cannot continue to manage the Company together, either Party may force a deadlock buy-out. The mechanics of such a buy-out shall be as follows:

     (a) If one Party wishes to trigger a deadlock buy-out, it shall furnish written notice (the "Deadlock Notice") to the other Party that a deadlock has arisen and the two shall meet to discuss the issues and to attempt to resolve their differences to each Party's satisfaction.

     (b) If the meeting does not satisfactorily resolve the differences within forty- five (45) days from the date of service of the Deadlock Notice (or if no meeting is held within ten (10) days of the date of service of the Deadlock Notice), then either Party (the "offeror Party") may initiate a purchase buy-out by delivering to the other Party (the "offeree Party") an irrevocable written offer (the "Cross-Purchase Notice") to purchase all of the shares in the Company owned by the offeree Party, and the Cross-Purchase Notice shall specify the purchase price per share which the offeror Party is willing to pay for the shares. Such Cross-Purchase Notice shall also be deemed to constitute an irrevocable offer by the offeror

     Party to sell all of its shares in the Company to the offeree Party at a price equal to the purchase price per share specified in the Cross-Purchase Notice. If both Parties shall deliver a Cross-Purchase Notice, then the Party which is the first to deliver a Cross-Purchase Notice shall be deemed to be the offeror Party on the terms stated in its Cross-Purchase Notice, and the other Party's Cross-Purchase Notice shall be of no effect. If both Cross-Purchase Notices are delivered on the same day, then the Party which has offered the higher purchase price shall be deemed to be the offeror Party on the terms stated in its Cross-Purchase Notice, and the other Party's Cross-Purchase Notice shall be of no effect.

     (c) Within thirty (30) days after receipt of the Cross-Purchase Notice, the offeree Party shall either (i) accept such offer to sell all of the offeree Party's shares in the Company to the offeror Party; or (ii) accept the offer to acquire all of the shares in the Company owned by the offeror Party. Failure of the offeree Party to deliver to the offeror Party a written notice electing to accept either of the offers of the offeror Party shall be deemed to constitute an offer by the offeree Party to sell all of its shares in the Company to the offeror Party.

     (d) The closing of the purchase and sale of the shares shall take place at the registered office of the Company within five days after the acceptance or deemed acceptance of the offer. On closing, the selling Party shall, against cash payment of the purchase price by the other Party, be obliged to transfer all of its shares to the other Party by the delivery of a duly executed share transfer together with the relative share certificate(s) in respect of the shares to be sold, and the written resignations of its appointees as directors to take effect immediately subsequent to a meeting of the Board at which the transfer of the said shares shall be approved by the Board. The selling Party shall furnish all necessary documents as are required by the Stamp Office for purpose of assessing stamp duty payable on the share transfer.

     (e) Notwithstanding any other provision of this Agreement, upon the transfer of the shares as hereinbefore provided, the selling Party shall cease to be bound by the provisions of this Agreement save and except for the due discharge, performance and observance of all its liabilities and obligations whether actual or contingent arising out of or on or in respect of or any antecedent breach of the terms of this Agreement at any time up to and including the date of the transfer of its shares.

16.6. Name Change. In the event that either Party no longer has any shares in the Company, the other Party shall, as soon as practical and no later than six months from the date the first mentioned Party ceases to be a shareholder, cause the name of the Company to be changed to one which does not contain a reference to the name of the first mentioned Party.

17.  SETTLEMENT OF DISPUTES AND APPLICABLE LAW.

17.1 Consultations. The Parties acknowledge that the expeditious and equitable settlement of disputes arising under this Agreement or in connection herewith is to their mutual advantage and in the best interest of the Company. To this end, the Parties therefore agree to use their best endeavors to resolve all differences of opinion and to settle all disputes through cooperation and consultation between a senior executive officer of PEMSTAR and a senior executive officer of HongGuan.

17.2 Disputes. Any controversy or claim arising out of or relating to this Agreement that the Parties are unable to settle within thirty (30) days as set forth under Section 17.1 above shall be determined by arbitration in accordance with the Arbitration Rules of the Singapore International Arbitration Centre for the time being in force, which rules are deemed to be incorporated by reference into this Section 17.2, by one arbitrator, unless otherwise agreed, appointed in accordance with the said Rules. The place of arbitration shall be Singapore and the arbitration shall be conducted in the English language. The Party against whom an arbitration award is made shall be responsible for all fees and expenses of the arbitration as well as the legal fees of the prevailing Party. If an award is made to both Parties, then each Party shall pay one-half of the fees and expenses of the arbitration and shall be responsible for its own legal fees.

17.3 Governing Law. This Agreement shall be governed in all respects by, and shall be interpreted and construed in accordance with, the laws of Singapore, which shall be the proper law of this Agreement notwithstanding any rule or principle therein contained under which any other law or rule would be made applicable.

18.  MISCELLANEOUS

18.1 Notices. Any notice or demand provided for hereunder shall be deemed sufficiently given if sent by telex, telefax (facsimile), courier or receipted mail (in each case prepaid) to the address specified in writing by the Party to which it is sent and shall be deemed effective on the date of delivery specified in the telex, telefax (facsimile) or the courier or mail receipt. Unless and until a Party receives written notice to the contrary from another Party, it shall be entitled to consider the following proper addresses of the other Parties respectively:

          As to PEMSTAR:     PEMSTAR INC.
                             2535 Highway 4 West
                             Rochester, Minnesota 55901, U.S.A.
                             Attention: Allen J. Berning
                             Telefax:  (507) 280-0838

          with a copy to:    DORSEY & WHITNEY LLP
                             201 First Avenue S.W., Suite 340

                             Rochester, MN 55902
                             Attention: William A. Jonason
                             Telefax:  (507) 288-6190

          As to HONGGUAN:    HONGGUAN TECHNOLOGIES (S) PTE
                             LTD.
                             39 Joo Koon Circle
                             Singapore 629105
                             Attention: Chief Executive Officer
                             Telefax: ________________

          with a copy to:    BIH, LI &  LEE
                             79 Robinson Road
                             #24-01 CPF Building
                             Singapore 068897
                             Telefax: (65) 2240003

18.2 Amendment. Any and all agreements by the Parties to amend, change, extend, review or discharge this Agreement, in whole or in part, shall be binding on the Parties so long as such agreements shall be in writing and executed by both Parties.

18.3 Headings. The various headings in this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any Section or provision hereof.

18.4 Successors. All covenants, stipulations and promises in this Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, and permitted assigns. No Party shall have the right to assign or otherwise transfer its rights or obligations under this Agreement except with the written consent of the other Party hereto, and having procured from the assignee a deed of adherence agreeing to be bound by the terms of this Agreement.

18.5 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which shall constitute together one and the same agreement. The Parties may each execute this Agreement by signing any such counterpart.

18.6 Invalidity. In case any provision of this Agreement shall be deemed or declared to be unenforceable, invalid or void, the same shall not impair any other provision of this Agreement but the Parties agree to negotiate a substitute provision or amend the other provisions of this Agreement so as to produce a result which preserves as nearly as possible the economic balance of the Agreement, provided that neither Party shall be obligated to accept an amendment which substantially departs from the essential intent or effect of this Agreement or any Ancillary Agreement.

18.7 Waivers. No failure on the part of either Party to exercise, and no delay in exercising, any right or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right or remedy granted hereby or by any related document or at law or in equity.

18.8 Entire Agreement. Except as provided herein, this Agreement and the Ancillary Agreements constitute and express the entire agreement of the Parties as to all the matters herein and therein referred to, all previous discussions, promises, representations and understandings relative thereto among the Parties being herein and therein merged and superseded.

18.9 Publicity. Neither Party shall make any disclosure of or concerning the contents of this Agreement or any Ancillary Agreement without the prior written consent of the other Party except to comply with mandatory disclosure requirements imposed under any applicable law or jurisdiction or under the terms and conditions of any loan or credit agreement to which a Party is bound contractually.

18.10 Joint Venture in Philippines. The Parties agree to negotiate a joint venture agreement similar in scope to this Agreement regarding the business in the Philippines as soon as possible, with the intent that it be entered into by December 31, 1998. In the event that the Parties have not entered into such joint venture by December 31, 1998, neither Party shall have any claim against the other for costs, damages, compensation or otherwise and both Parties shall be free to compete in the Philippines. The Parties agree that the Company shall have the right to acquire this joint venture company by December 31, 2001.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


PEMSTAR INC.                            HONGGUAN TECHNOLOGIES (S) PTE LTD.

By: /s/ Al Berning                      By:  /s/ James Teo
   ---------------------------------       ----------------------------------
Title: CEO                              Title: M.D.
      ------------------------------          -------------------------------

         LIST OF EXHIBITS

         A        Territory
         B        List of Employees
         C        License Agreement
         D        Trademark Agreements
         E        Services Agreement
         F        Contracts Assigned by HongGuan
         G        Contracts Assigned by PEMSTAR

LIST OF EXHIBITS

A        Territory
B        List of Employees
C        License Agreement
D        Trademark Agreements
E        Services Agreement
F        Contracts Assigned by HongGuan
G        Contracts Assigned by PEMSTAR

                              Exhibit A: Territory
                              --------------------


                             [Map of Southeast Asia]

                          Exhibit B : List of Employees
                          -----------------------------


--------------------------------------------------------------------------------
        S/N           Names                        Appointment
--------------------------------------------------------------------------------
         1        Pay Eng Hong             AGM
--------------------------------------------------------------------------------
         2        Patrick Pang             Sales Manager
--------------------------------------------------------------------------------
         3        Suneail                  Mech. Assist. Engr. (Design)
--------------------------------------------------------------------------------
         4        Ong Keng Yap             Mech. Engr (Assy. Group)
--------------------------------------------------------------------------------
         5        Alvin Ong                Mech. Assist. Engr. (Assy.)
--------------------------------------------------------------------------------
         6        Kasavan                  Mech. Assist. Engr. (Assy.)
--------------------------------------------------------------------------------
         7        Tan KC                   Electrical Engr (Elect. Group)
--------------------------------------------------------------------------------
         8        Tony Chiu                R&D Electronic Engr.
--------------------------------------------------------------------------------
         9        Hibeeb                   R&D Assist.
--------------------------------------------------------------------------------

                                    Exhibit C

               Patent and Technical Information License Agreement

     This Agreement is entered into by Pemstar, Inc., a Minnesota corporation, having its principal place of business at 2535 Highway 14 West, Rochester, Minnesota ("LICENSOR"), and by Pemstar-HongGuan PTE LTD., a private limited company (the "COMPANY"), which results from the Joint Venture between LICENSOR and HongGuan Technologies (S) PTE LTD ("HongGuan")., a company incorporated under the laws of Singapore.

I.   Background of Agreement

          1.00 LICENSOR is the owner of certain PATENTS and TECHNICAL
     INFORMATION.

          1.01 The COMPANY wishes to acquire the right to use the PATENTS and the TECHNICAL INFORMATION to make, use, offer for sale, and sell products within the scope of such PATENTS and TECHNICAL INFORMATION.

II.  Definitions

     As used herein, the following terms shall have the meanings set forth below:

          2.00 CONFIDENTIAL TECHNICAL INFORMATION means TECHNICAL INFORMATION that has been identified by LICENSOR as "Confidential".

          2.01 LICENSED PRODUCTS mean products and services relating to the disk drive industry as defined per PROJECT in Schedule C # (as defined in Section 2.04). LICENSED PRODUCTS will be (1) covered by at least one claim of a PATENT and/or (2) made or performed, at least in part, using TECHNICAL INFORMATION.

          2.02 LICENSED TERRITORY means for a PATENT the territory coextensive with the territory within which the PATENT is enforceable. LICENSED TERRITORY means for TECHNICAL INFORMATION the continent of Asia, as indicated on the map attached to the JOINT VENTURE AGREEMENT as Exhibit A, provided, however, that the LICENSED TERRITORY shall exclude the Phillippines.

          2.03 NET SALES PRICE for the purpose of computing royalties, means the COMPANY'S invoice price of a LICENSED PRODUCT, f.o.b. factory, after deduction of regular trade and quantity discounts, but before deduction of any other items, including, but not limited to, freight allowances, cash discounts, and agents' commissions. Any applicable goods and services tax, imposition, duty and levy whatsoever, which from time to time may be imposed or charged by any government, statutory or tax authority on the LICENSED PRODUCT shall not be included in the NET SALES PRICE for the purpose of computing royalties.

          2.04 PATENT or PATENTS mean LICENSOR'S U.S. and other patents and patent applications that are identified in attached Schedule A. The parties agree that when agreed upon by both the LICENSOR and the COMPANY, Schedule A may be amended to remove patents and patent applications, and to add preexisting and newly acquired patents and patent applications.

          2.05 PROJECT means a specified project as identified and described in Schedule C, which comprises one or more PROJECT Schedules, as may be augmented by the parties from time to time. Each of these PROJECT Schedules will be numbered sequentially C1, C2, C3, etc. (herein referred to as "C # "). Each Schedule C # PROJECT must be agreed upon and executed by both the LICENSOR and the COMPANY. Moreover, each Schedule C # PROJECT shall identify for a particular project (1) the LICENSED PRODUCTS produced and/or performed under the PROJECT, (2) the PATENTS and./or TECHNICAL INFORMATION covering the PROJECT and thus the LICENSED PRODUCTS under the PROJECT, and
     (3) the overall royalty for each LICENSED PRODUCT under the PROJECT including that royalty portion attributable to PATENTS and/or that portion attributable to TECHNICAL INFORMATION.

          2.06 PROJECT EFFECTIVE DATE means the effective date for a particular PROJECT, as identified in Schedule C #.

          2.07 TECHNICAL INFORMATION means unpublished research and development information, unpatented inventions, knowhow, trade secrets, source code, technical data, and other such information of LICENSOR that may be used by the COMPANY to produce LICENSED PRODUCTS and which LICENSOR has the right to provide to the COMPANY. A list of items and documents containing TECHNICAL INFORMATION is attached hereto as Schedule B. The parties agree that when agreed upon by both the LICENSOR and the COMPANY, Schedule B may be amended to remove existing items, and to add preexisting and newly acquired items.

III. Patent License

          3.00 LICENSOR hereby grants to the COMPANY, to the extent of the LICENSED TERRITORY for PATENTS, a nonexclusive and nontransferable license under the PATENTS to make, use, offer for sale, and sell LICENSED PRODUCTS, as identified on a per PROJECT basis in Schedule C #. This AGREEMENT shall not preclude the COMPANY from making, using, selling, or offering for sale LICENSED PRODUCTS, which royalties shall have been paid as provided in Section 5.01 of this Agreement, outside of the LICENSED TERRITORY. However, no rights are granted or implied with respect to such activity under any patent of LICENSOR except as specifically set forth on a per PROJECT basis in Schedule C #.

          3.01 LICENSOR shall offer no license under any PATENTS to any competitive third party (i.e., a party providing products or services in the disk drive industry) without the COMPANY'S written permission.

IV.  Technical Information License

          4.00 LICENSOR hereby grants to the COMPANY, to the extent of LICENSED TERRITORY, a non-exclusive license to use the TECHNICAL INFORMATION, as identified on a per PROJECT basis in Schedule C, in making and providing LICENSED PRODUCTS.

          4.01 LICENSOR shall, as soon as practical after the execution of Schedule C and in any event within sixty (60) days of a PROJECT EFFECTIVE DATE make available to the COMPANY for its use TECHNICAL INFORMATION identified in Schedule C #. LICENSOR agrees to disclose to the COMPANY, upon execution of Schedule C #, LICENSOR'S pending United States and foreign patent applications identified in Schedule C # of this Agreement.

          4.02 The COMPANY shall not disclose any TECHNICAL INFORMATION furnished by LICENSOR pursuant to Section 4.01 above to third parties during the term of this Agreement, or any time thereafter, provided, however, that disclosure may be made of TECHNICAL INFORMATION that is not CONFIDENTIAL TECHNICAL INFORMATION: (1) with the prior written consent of LICENSOR, or (2) to the extent necessary to purchasers of The COMPANY'S LICENSED PRODUCTS, or (3) after the same shall have become public through no fault of The COMPANY.

          4.03 The COMPANY shall not disclose any CONFIDENTIAL TECHNICAL INFORMATION furnished by LICENSOR pursuant to Section 4.01 above to third parties during the term of this Agreement, or any time thereafter, provided, however, that disclosure may be made of CONFIDENTIAL TECHNICAL
     INFORMATION: (1) with the prior written consent of LICENSOR, or (2) after the same shall have become public through no fault of The COMPANY.

          4.04 The COMPANY shall not use any TECHNICAL INFORMATION furnished by LICENSOR other than in the making and providing of LICENSED PRODUCTS and subject to Section 9.03 only during the term of this Agreement, provided, however, that other use of such TECHNICAL INFORMATION may be made: ( 1) with the prior written consent of LICENSOR, or (2) after the same shall have become public through no fault of The COMPANY.

          4.05 LICENSOR shall offer no license under any TECHNICAL INFORMATION to any competitive third party (i.e., a party providing products or services in the disk drive industry) without the COMPANY'S written permission.

V.   Royalties

          5.00 LICENSOR and the COMPANY agree that for each PROJECT, a portion of the overall royalty for a LICENSED PRODUCT under the PROJECT may apply to rights granted under PATENT(S) and a portion may apply to rights granted under TECHNICAL INFORMATION.

          5.01 Patent Royalties.

          In consideration for the licenses granted by LICENSOR under the PATENTS for the LICENSED PRODUCTS of the PROJECT identified in Schedule C #, the COMPANY shall pay to LICENSOR in U.S. dollars the PATENT royalty, which is a percentage specified in Schedule C #, of the NET SALES PRICE of the LICENSED PRODUCTS covered by such PATENTS.

          5.02 Technical Information Royalties.

          In consideration for the licenses granted by LICENSOR to use the TECHNICAL INFORMATION identified in Schedule C #, the COMPANY shall pay to LICENSOR in U.S. dollars the TECHNICAL INFORMATION royalty, which is a percentage specified in Schedule C #, of the NET SALES PRICE of the LICENSED PRODUCTS that result from the COMPANY'S use of such TECHNICAL INFORMATION.

          5.03 Withholding Tax

               (a) If the COMPANY is required by law to make a deduction or withholding for our on account of any tax on royalties imposed by the Republic of Singapore from any amount of royalties payable by the COMPANY to LICENSOR under this agreement, the COMPANY shall make such deduction or withholding in the manner and within the period prescribed in accordance with the applicable laws and regulations; and the COMPANY shall pay to LICENSOR the net sum after making such deduction or withholding.

               (b) The COMPANY shall ensure that the amount so deducted or withheld does not exceed the maximum legally required to be so deducted or withheld by the appropriate authorities.

VI.  Sublicensing

          6.00 The COMPANY shall not have the right to sublicense under both the PATENT and TECHNICAL INFORMATION licenses.

VII. Payments

          7.00 Not later than January 31 and July 31 of each year, the COMPANY shall furnish to LICENSOR a written statement in such detail as LICENSOR may reasonably require of all amounts due pursuant to Article V. for the semiannual periods ended the last days of the preceding December and June, respectively, and shall pay to LICENSOR all amounts in U.S. dollars due to LICENSOR. If no amount is accrued during any semiannual period, a written statement to that effect shall be furnished.

          7.01 Payments provided for in this Agreement, when overdue, shall bear interest at a rate per annum equal to one percent (1%) in excess of the "Prime Rate" published by "The Wall Street Journal" at the time such payment is due, and for the time period until payment is received by LICENSOR.

          7.02 If this Agreement is for any reason terminated before all of the payments herein provided for have been made, the COMPANY shall immediately submit a terminal report and pay to LICENSOR any remaining unpaid balance even though the due date as above provided has not been reached.

VIII. Representations and Disclaimer of Warranties

          8.00 LICENSOR warrants and represents that it has the right to grant the licenses granted in this Agreement.

          8.01 LICENSOR warrants and represents that it is the proprietor of and that it has all right, title, and interest in the PATENTS and TECHNICAL INFORMATION licensed in this Agreement.

          8.02 LICENSOR represents that the documentation and other elements of TECHNICAL INFORMATION identified in Schedule B have been used by it in the research, manufacture, and/or servicing of products relating to the disk drive industry.

          8.03 LICENSOR warrants to the best of its knowledge that (1) the PATENTS, which are licensed under this Agreement, are valid, and (2) TECHNICAL INFORMATION disclosed or to be disclosed by LICENSOR will be accurate and up-to-date.

          8.04 LICENSOR warrants to the best of its knowledge that the exercise of the PATENT rights granted or to be granted by LICENSOR to the COMPANY will not result in infringement of valid patents of third parties. However, LICENSOR shall not be liable to the COMPANY for the COMPANY'S infringement of third-party rights, as a result of the COMPANY'S exercise of rights granted under a PATENT, in excess of royalties received by the LICENSOR from the COMPANY for the PATENT.

          8.05 LICENSOR warrants to the best of its knowledge that the exercise of the TECHNICAL INFORMATION rights granted or to be granted by LICENSOR to the COMPANY will not result in infringement of intellectual property of third parties. However, LICENSOR shall not be liable to the COMPANY for the COMPANY'S infringement of such third-party intellectual property, as a result of the COMPANY'S exercise of rights granted under TECHNICAL INFORMATION, in excess of royalties received by the LICENSOR from the COMPANY for such TECHNICAL INFORMATION.

          8.06 EXCEPT AS PROVIDED IN THIS ARTICLE VIII, LICENSOR MAKES NO REPRESENTATIONS OR WARRANTIES AND SHALL HAVE NO LIABILITY WHATSOEVER TO COMPANY OR ANY OTHER PERSON FOR OR ON ACCOUNT OF ANY INJURY, LOSS, OR DAMAGE, OF ANY KIND OR NATURE SUSTAINED BY, OR ANY DAMAGE ASSESSED OR ASSERTED AGAINST, OR ANY OTHER LIABILITY INCURRED BY OR IMPOSED UPON COMPANY OR ANY OTHER PERSON ARISING OUT OF OR IN CONNECTION WITH OR RESULTING FROM (a) THE PRODUCTION, USE, OR SALE OF ANY APPARATUS OR PRODUCT, OR THE PRACTICE OF THE PATENTS, (b) THE USE OF ANY TECHNICAL INFORMATION, TECHNIQUES, OR PRACTICES DISCLOSED BY LICENSOR; OR (c) ANY ADVERTISING OR OTHER PROMOTIONAL ACTIVITIES WITH RESPECT TO ANY OF THE FOREGOING, AND COMPANY SHALL HOLD LICENSOR, ITS OFFICERS, EMPLOYEES, OR AGENTS, HARMLESS IN THE EVENT LICENSOR, OR ITS OFFICERS, EMPLOYEES, OR AGENTS, IS HELD LIABLE. LICENSOR, EXCEPT AS PROVIDED IN THIS ARTICLE VIII, SHALL NOT BE LIABLE FOR DAMAGES ARISING OUT OF OR RESULTING FROM ANYTHING MADE AVAILABLE HEREUNDER OR THE USE THEREOF NOR BE LIABLE TO COMPANY FOR CONSEQUENTIAL DAMAGES UNDER ANY CIRCUMSTANCE.

IX.  Termination

          9.00 This Agreement shall terminate contemporaneously with the JOINT VENTURE AGREEMENT. However, LICENSOR shall have the right to terminate this agreement upon six (6) months written notice to the COMPANY in the event that LICENSOR no longer has any ownership interest in the capital stock of the COMPANY.

          9.01 The COMPANY'S obligations arising from a particular PATENT including the obligation to pay royalties under Section 5.01 for the practice of an invention under the patent shall end upon the expiration of the PATENT, unless the Agreement is sooner terminated.

          9.02 The COMPANY'S obligations under certain Sections of this Agreement relating to the TECHNICAL INFORMATION including the obligation to pay royalties for the use of the TECHNICAL INFORMATION as specified in Sections 5.02 shall continue so long as the COMPANY is using or benefitting from the TECHNICAL INFORMATION, unless this Agreement is sooner terminated, but obligations under Sections 4.02, 4.03, and 4.04 of this Agreement shall survive termination and continue until such time that LICENSOR elects to abandon such terms.

          9.03 In the event the JOINT VENTURE AGREEMENT is terminated, the COMPANY shall continue to have the rights as granted under Sections 3 and 4 under this Agreement to the PATENTS and TECHNICAL INFORMATION for PROJECTS having executed PROJECT Schedules before the date of termination and for other projects (whether or not a PROJECT Schedule has been executed before the date of termination) involving the manufacture of equipment identical or similar to that undertaken under any PROJECT before the date of termination, and utilizing the PATENTS and TECHNICAL INFORMATION licensed to the COMPANY before the date of termination, provided that the COMPANY
     (1) pays to LICENSOR the royalties as identified in the PROJECT Schedules; and (2) abides by the other terms and conditions set forth in this Agreement. In the event that COMPANY fails to pay any royalties due or otherwise breaches a material term of this Agreement, LICENSOR has the right to terminate the licenses granted under this section, immediately.

X.   Litigation

          10.00 The COMPANY shall notify LICENSOR of any suspected infringement of the PATENTS in the LICENSED TERRITORY of which COMPANY has actual notice. The sole right to institute a suit for infringement rests with LICENSOR. COMPANY agrees to cooperate with LICENSOR in all respects, to have any of COMPANY'S employees testify when requested by LICENSOR, and to make available any records, papers, information, specimens, and the like. The LICENSOR shall bear the cost of instituting any such proceedings and any recovery received pursuant to such suit shall be retained by LICENSOR.

          10.01 During the term of this Agreement, the COMPANY shall bring to LICENSOR'S attention any prior art or other information of which COMPANY has actual notice and which is relevant to the patentability or validity of any of the PATENTS and which might cause a court to deem any of the PATENTS wholly or partly inoperative or invalid. COMPANY shall particularly specify such prior art or other information to LICENSOR at the time it learns thereof and not less than ninety (90) days prior to bringing any action against LICENSOR asserting the invalidity of any of the PATENTS.

          10.02 LICENSOR agrees that should it choose not to pursue litigation against an alleged infringer of a PATENT, LICENSOR shall grant in writing to the COMPANY the right to pursue the litigation. However, the COMPANY shall cover any costs and expenses associated with pursuing such litigation. Any recovery received pursuant to such litigation shall be retained by the COMPANY.

XI.  Licensor's Patents and Technology

          11.00 LICENSOR agrees to make known to the COMPANY any of LICENSOR'S patents and technology, including updates to PATENTS and TECHNICAL INFORMATION, developed by LICENSOR that are relevant to the scope of this Agreement.

          11.01 LICENSOR shall have the sole right to file, prosecute, and maintain all of the PATENTS that are the property of LICENSOR and shall have the right to determine whether or not, and where, to file a PATENT application, to abandon the prosecution of any PATENT or PATENT application, or to discontinue the maintenance of any PATENT or PATENT applications that are owned by LICENSOR.

XII. Improvements

          12.00 The COMPANY shall be the owner of any and all technical developments it makes including (1) improvements in a PATENT or TECHNICAL INFORMATION, and (2) independently developed technology. The COMPANY agrees to disclose these technical developments to the LICENSOR and to HongGuan. The COMPANY has the right to license these technical developments to both the LICENSOR and HongGuan under equivalent terms; however, for any licensed technical development, the COMPANY shall not receive aggregate royalties from the LICENSOR and HongGuan in excess of the costs incurred by the COMPANY in developing the licensed technical development and costs associated with acquiring/maintaining intellectual property for the licensed technical development. If the LICENSOR elects to take a license under a technical development that results from an improvement to a PATENT, the COMPANY shall have a royalty-free license under the PATENT. That is, the COMPANY'S obligation to pay royalties to the LICENSOR on the underlying PATENT shall cease, even after the termination of this Agreement.

          12.01 The COMPANY may jointly develop, with either or both the LICENSOR and HongGuan, technical developments including (1) improvements in a PATENT or TECHNICAL INFORMATION, and (2) independently developed technology. Such joint technical developments shall be owned by the COMPANY and the "participating party", which is the party (either or both the LICENSOR and HongGuan) that assists the COMPANY in developing the joint technical development. The COMPANY and the participating party (or parties) may acquire a patent for the joint technical development. A party not involved in a joint technical development will have the right to a license under the joint technical development for aggregate royalties that do not exceed the development and any associated intellectual property acquisition/maintenance costs for the joint technical development.

          12.02 No technical developments under this Article XII may be licensed to any competitive third party (i.e., a party providing products or services in the disk drive industry) without the written consent of both the LICENSOR and HongGuan.

XIII. Records

          13.00 The COMPANY shall keep accurate records of all operations affecting payments hereunder, and shall permit LICENSOR or its duly authorized agent to inspect all such records and to make copies of or extracts from such records during regular business hours throughout the term of this Agreement.

XIV. Nonassignability

          14.00 This Agreement imposes personal obligations on the COMPANY. The COMPANY shall not assign any rights under this Agreement not specifically transferable by its terms without the written consent of LICENSOR. LICENSOR may assign its rights hereunder.

XV.  Severability

          15.00 The parties agree that if any part, term, or provision of this Agreement shall be found illegal or in conflict with any valid controlling law, the validity of the remaining provisions shall not be affected thereby.

          15.01 In the event the legality of any provision of this Agreement is brought into question because of a decision by a court of competent jurisdiction of any country in which this Agreement applies, the parties may, in writing, revise the provision in question or may delete it entirely so as to comply with the decision of said court.

XVI. Waiver, Integration, Alteration

          16.00 The waiver of a breach hereunder may be effected only by a writing signed by the waiving party and shall not constitute a waiver of any other breach.

          16.01 This Agreement, including the Schedules hereto, represents the entire understanding between the parties regarding PATENTS and TECHNICAL INFORMATION, and supersedes all other agreements, express or implied, between the parties concerning the PATENTS and TECHNICAL INFORMATION .

          16.02 A provision of this Agreement may be altered only by a writing signed by both parties.

XVII. Marking

          17.00 The COMPANY shall place in a conspicuous location on any product made or sold under any PATENT, a patent notice in accordance with 35 U.S.C. ss.287. The COMPANY agrees to mark any products made using a process covered by any PATENT with the number of each such patent and, with respect to PATENTS, to respond to any request for disclosure under 35 U.S.C. ss.287(b)(4)(B) by only notifying LICENSOR of the request for disclosure.

XVIII. Cooperation

          18.00 Each party shall execute any instruments reasonably believed by the other party to be necessary to implement the provisions of this Agreement.

XIX. Construction

          19.00 This Agreement shall be construed in accordance with the substantive laws of the United States and the United States State of Minnesota.

XX.  Exportation of Technical Information

          20.00 The COMPANY shall comply with the U.S. Export Administration Regulations, as amended from time to time (collectively, "the EAR"), if and to the extent any of the TECHNICAL INFORMATION licensed hereunder is deemed "technical data" under the EAR. LICENSOR shall inform COMPANY of any such legal duty with respect to each material disclosure of such TECHNICAL INFORMATION to COMPANY, and the parties shall render reasonable cooperation to one another to assure compliance with the EAR in the execution and performance of this Agreement.

XXI. Notices Under the Agreement

          21.00 For the purpose of all written communications and notices between the parties, their addresses shall be:

            LICENSOR:        Pemstar, Inc.
                             Attn:
                             2535 Highway 14 West
                             Rochester, Minnesota 55109
     and

            The COMPANY:     Pemstar-HongGuan PTE LTD.

     or any other addresses of which either party shall notify the other party in writing.

     IN WITNESS WHEREOF the parties have caused this Agreement to be executed by their duly authorized officers on the respective dates and at the respective places hereinafter set forth.

                                       LICENSOR
                                       PEMSTAR, INC.
ATTEST:
By:                                    By:
    ------------------------------         -------------------------------------
                                       Title:
                                              ----------------------------------
Signed at:                             Date:
           -----------------------           -----------------------------------


                                       and

                                       The COMPANY
                                       Pemstar-HongGuan PTE LTD.
ATTEST:
By:                                    By:
    ------------------------------         -------------------------------------
                                       Title:
                                              ----------------------------------
Signed at:                             Date:
           -----------------------           -----------------------------------

                                                                       EXHIBIT D

                           Trademark License Agreement
                           ---------------------------

     This is an Agreement, by and between PEMSTAR-HONGGUAN PTE LTD , a private limited company organized and existing under the laws of Singapore ("PEMSTAR-HONGGUAN"), and PEMSTAR Inc., a corporation organized and existing under the laws of Minnesota ("PEMSTAR");

     Whereas, PEMSTAR is the exclusive owner of the trademark and service mark listed on Schedule A (collectively "Trademark") attached hereto; and

     Whereas, PEMSTAR and HONGGUAN TECHNOLOGIES (S) PTE LTD, a Singapore corporation, (PEMSTAR and HONGGUAN TECHNOLOGIES are collectively referred to as the "Parties") have entered into a joint venture agreement dated September __, 1998 under which they have caused the incorporation of PEMSTAR-HONGGUAN, which will initially engage in the business of manufacturing equipment for the disk drive industry, providing support services for such equipment and providing engineering and design services for the disk drive industry; and

     Whereas, PEMSTAR owns 51% of PEMSTAR-HONGGUAN; and

     Whereas, PEMSTAR has agreed to grant PEMSTAR-HONGGUAN the right to use the mark listed on Schedule A pursuant to the terms of this Agreement.

     Now, therefore, in consideration of the foregoing and of the mutual promises hereinafter set forth, the parties agree as follows:

     1. Grant of License. PEMSTAR grants to PEMSTAR-HONGGUAN a nonexclusive, royalty-free, nontransferable license to use the Trademark in its name conjointly with the mark HONGGUAN in the form of a composite mark
PEMSTAR-HONGGUAN and in connection with the corresponding goods and services set forth in Schedule A and PEMSTAR-HONGGUAN accepts the license subject to the following terms and conditions.

     2. Ownership of Trademark. PEMSTAR represents that, to the best of its knowledge, no other party has prior rights in the Trademark. PEMSTAR-HONGGUAN acknowledges the ownership of the Trademark in PEMSTAR, agrees that it will do nothing inconsistent with such ownership and that all use of the Trademark by PEMSTAR-HONGGUAN shall inure to the benefit of and be on behalf of PEMSTAR, and agrees to assist PEMSTAR in recording this Agreement with any appropriate government authorities. PEMSTAR-HONGGUAN agrees that nothing in this Agreement shall give PEMSTAR-HONGGUAN any right, title, or interest in the Trademark other than the right to use the Trademark in accordance with this Agreement and PEMSTAR-HONGGUAN agrees that it will not attack the title of PEMSTAR to the Trademark or attack the validity of this Agreement.

     3. Quality Standards. PEMSTAR-HONGGUAN agrees that the nature and quality of all goods sold or services rendered by PEMSTAR-HONGGUAN in connection with the Trademark and all related advertising, promotional, and other related uses of the Trademark by PEMSTAR-HONGGUAN shall conform to standards set by and be under the joint control of the Parties.

     4. Quality Maintenance. PEMSTAR-HONGGUAN agrees to cooperate with the Parties in facilitating the Parties' joint control of such nature and quality, to permit reasonable inspection of PEMSTAR-HONGGUAN's operation, and to supply the Parties with specimens of all uses of the Trademark upon request. PEMSTAR-HONGGUAN shall comply with all applicable laws and regulations and obtain all appropriate government approvals pertaining to the sale, distribution, and advertising of services covered by the license in this Agreement.

     5. Form of Use. PEMSTAR-HONGGUAN agrees that it shall not use the Trademark, whether in its original or modified form or conjointly with any other word, term, symbol or device, save in accordance with this Agreement.

     6. Infringement Proceedings. PEMSTAR-HONGGUAN agrees to notify PEMSTAR of any unauthorized use of the Trademark by others promptly as it comes to PEMSTAR-HONGGUAN's attention. PEMSTAR shall have the sole right and discretion to bring infringement, dilution, or unfair competition proceedings involving the Trademark.

     7. Term. This Agreement shall continue in force and effect unless sooner terminated as provided for herein.

     8. Termination. PEMSTAR shall have the right to terminate this Agreement forthwith upon written notice to PEMSTAR-HONGGUAN in the event of any affirmative act of insolvency by PEMSTAR-HONGGUAN, or upon the appointment of any receiver or trustee to take possession of the properties of PEMSTAR-HONGGUAN or upon the winding-up, sale, consolidation, merger or any sequestration by governmental authority of PEMSTAR-HONGGUAN, or upon breach of any of the provisions hereof by PEMSTAR-HONGGUAN, or upon the termination of the Joint Venture Agreement. In addition, PEMSTAR shall have the right to terminate this Agreement upon six (6) months written notice to PEMSTAR-HONGGUAN in the event that PEMSTAR no longer has any ownership interest in the share capital of PEMSTAR-HONGGUAN.

     9. Effect of Termination. Upon termination of this Agreement PEMSTAR-HONGGUAN agrees to immediately discontinue all use of the Trademark and any term or symbol confusingly similar thereto, and to delete the same from its corporate or business name, to cooperate with PEMSTAR or its appointed agent to apply to the appropriate authorities to cancel recording of this Agreement from all government records, to destroy all printed materials bearing the Trademark, and that all rights in the Trademark and the goodwill connected therewith shall remain the exclusive property of PEMSTAR.

     10. Interpretation of Agreement. It is agreed that this Agreement shall be interpreted according to the laws of the State of Minnesota.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date(s) set forth below.


Dated:                                 Dated:
        --------------------------

PEMSTAR-HONGGUAN PTE LTD               PEMSTAR INC.

By:                                    By:
     -----------------------------         -------------------------------------
      Its:                             Its:
           -----------------------          ------------------------------------


Subscribed and sworn to before me
this          day of               , 1998.
     --------        --------------


----------------------------------
Notary Public

                                   Schedule A
                                   ----------

       Mark                                         Service
       ----                                         -------
PEMSTAR Manufacturing equipment for the disk drive industry, providing support services for such equipment and providing engineering and design services for the disk drive industry

                                                                       EXHIBIT D

                           Trademark License Agreement
                           ---------------------------


     This is an Agreement, by and between PEMSTAR-HONGGUAN PTE LTD , a private limited company organized and existing under the laws of Singapore ("PEMSTAR-HONGGUAN"), and HONGGUAN TECHNOLOGIES (S) PTE LTD., a company incorporated under the laws of Singapore ("HONGGUAN");

     Whereas, HONGGUAN is the owner of the mark listed on Schedule A ( "Trademark") attached hereto; and

     Whereas, HONGGUAN and PEMSTAR INC., a Minnesota corporation, (HONGGUAN and PEMSTAR are collectively referred to as the "Parties") have entered into a joint venture agreement dated September __, 1998 under which they have caused the incorporation of PEMSTAR-HONGGUAN, which will initially engage in the business of manufacturing equipment for the disk drive industry, providing support services for such equipment and providing engineering and design services for the disk drive industry; and

     Whereas, HONGGUAN owns 49% of PEMSTAR-HONGGUAN; and

     Whereas, HONGGUAN has agreed to grant PEMSTAR-HONGGUAN the right to use the mark listed on Schedule A pursuant to the terms of this Agreement.

     Now, therefore, in consideration of the foregoing and of the mutual promises hereinafter set forth, the parties agree as follows:

     1. Grant of License. HONGGUAN grants to PEMSTAR-HONGGUAN a nonexclusive, royalty-free, nontransferable license to use the Trademark conjointly with the mark PEMSTAR in the form of a composite mark PEMSTAR-HONGGUAN in its name and in connection with the corresponding goods and services set forth in Schedule A and PEMSTAR-HONGGUAN accepts the license subject to the following terms and conditions.

     2. Ownership of Trademark. HONGGUAN represents that, to the best of its knowledge, no other party has prior rights in the Trademark. HONGGUAN specifically disclaims any warranty that the Trademark is registered in any jurisdiction. PEMSTAR-HONGGUAN acknowledges the ownership of the Trademark in HONGGUAN, agrees that it will do nothing inconsistent with such ownership and that all use of the Trademark by PEMSTAR-HONGGUAN shall inure to the benefit of and be on behalf of HONGGUAN, and agrees to assist HONGGUAN in recording this Agreement with any appropriate government authorities. PEMSTAR-HONGGUAN agrees that nothing in this Agreement shall give PEMSTAR-HONGGUAN any right, title, or interest in the Trademark other than the right to use the Trademark in accordance with this Agreement and PEMSTAR-HONGGUAN agrees that it will not attack the title of HONGGUAN to the Trademark or attack the validity of this

Agreement.

     3. Quality Standards. PEMSTAR-HONGGUAN agrees that the nature and quality of all goods sold or services rendered by PEMSTAR-HONGGUAN in connection with the Trademark and all related advertising, promotional, and other related uses of the Trademark by PEMSTAR-HONGGUAN shall conform to standards set by and be under the joint control of the Parties.

     4. Quality Maintenance. PEMSTAR-HONGGUAN agrees to cooperate with the Parties in facilitating the Parties' joint control of such nature and quality, to permit reasonable inspection of PEMSTAR-HONGGUAN's operation, and to supply the Parties with specimens of all uses of the Trademark upon request. PEMSTAR-HONGGUAN shall comply with all applicable laws and regulations and obtain all appropriate government approvals pertaining to the sale, distribution, and advertising of services covered by the license in this Agreement.

     5. Form of Use. PEMSTAR-HONGGUAN agrees that it shall not use the Trademark, whether in its original or modified form or conjointly with any other word, term, symbol or device, save in accordance with this Agreement.

     6. Infringement Proceedings. PEMSTAR-HONGGUAN agrees to notify HONGGUAN of any unauthorized use of the Trademark by others promptly as it comes to PEMSTAR-HONGGUAN's attention. HONGGUAN shall have the sole right and discretion to bring infringement, dilution, or unfair competition proceedings involving the Trademark.

     7. Term. This Agreement shall continue in force and effect until terminated as provided for herein.

     8. Termination. HONGGUAN shall have the right to terminate this Agreement forthwith upon written notice to PEMSTAR-HONGGUAN in the event of any affirmative act of insolvency by PEMSTAR-HONGGUAN, or upon the appointment of any receiver or trustee to take possession of the properties of PEMSTAR-HONGGUAN or upon the winding-up, sale, consolidation, merger or any sequestration by governmental authority of PEMSTAR-HONGGUAN, or upon breach of any of the provisions hereof by PEMSTAR-HONGGUAN, or upon the termination of the Joint Venture Agreement. In addition, HONGGUAN shall have the right to terminate this Agreement upon six (6) months written notice to PEMSTAR-HONGGUAN in the event that HONGGUAN no longer has any ownership interest in the share capital of PEMSTAR-HONGGUAN.

     9. Effect of Termination. Upon termination of this Agreement PEMSTAR-HONGGUAN agrees to immediately discontinue all use of the Trademark and any term or symbol confusingly similar thereto, and to delete the same from its corporate or business name, to cooperate with HONGGUAN or its appointed agent to apply to the appropriate authorities to cancel recording of this Agreement from all government records, to destroy all printed materials bearing the Trademark, and that all rights in the

Trademark and the goodwill connected therewith shall remain the exclusive property of HONGGUAN.

     10. Interpretation of Agreement. It is agreed that this Agreement shall be interpreted according to the laws of Singapore.


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date(s) set forth below.


Dated:                                 Dated:
        --------------------------            ----------------------------------

PEMSTAR-HONGGUAN PTE LTD               HONGGUAN TECHNOLOGIES (S) PTE LTD.

By:                                    By:
     -----------------------------         -------------------------------------
     Its:                                  Its:
          ------------------------              --------------------------------


Subscribed and sworn to before me
this          day of              , 1998.
     --------        -------------


----------------------------------
Notary Public

                                   Schedule A
                                   ----------

  Mark                                                Services
  ----                                                --------
HONGGUAN Manufacturing equipment for the disk drive industry, providing support services for such equipment and providing engineering and design services for the disk drive industry

                                                                       EXHIBIT E

                               SERVICES AGREEMENT

     THIS SERVICES AGREEMENT is made as of this ____ day of __________, 1998 by and between PEMSTAR INC. ("PEMSTAR"), a corporation organized under the laws of the State of Minnesota with its principal offices at 2535 Highway 14 West, Rochester, Minnesota 55901, U.S.A. and HONGGUAN TECHNOLOGIES (S) PTE LTD. ("HongGuan"), a company incorporated under the laws of Singapore with its registered office at 39 Joo Koon Circle, Singapore 629105 and PEMSTAR-HONGGUAN PTE LTD., a company incorporated under the laws of Singapore.

     WHEREAS, PEMSTAR and HongGuan have entered into a Joint Venture Agreement of even date herewith under which they have incorporated a new private limited company called PEMSTAR-HONGGUAN PTE LTD. (the "Company") in Singapore that will initially engage in the business of manufacturing equipment for the disk drive industry, providing support services for such equipment and providing engineering and design services for the disk drive industry; and

     WHEREAS, PEMSTAR and HongGuan desire to set forth in this Agreement the terms and conditions for the services that each of them will provide to the Company.

     NOW, THEREFORE, in consideration of the premises and the respective agreements herein set forth, the parties hereto agree as follows:

     1. Engineering Design and Prototype Services.

     PEMSTAR will provide design and prototype services to the Company on a project contract or time and material basis at PEMSTAR's transfer price (burdened labor and material cost plus 10%). Projects will be negotiated in advance with objectives, specifications, schedules, and costs provided in a purchase order requesting this service. PEMSTAR will bill monthly for services. Outlined below are the current labor costs, which may be updated semiannually by PEMSTAR by written notice to the Company:

         Program Manager                        US$52.45/hr
         Engineer/Programmer                    US$41.25/hr
         Designer/Technician                    US$30.85/hr
         Assembler                              US$19.40/hr

     2. Contract Personnel.

     HongGuan will contract engineering and manufacturing personnel to the Company on a project contract or time and material basis at a price not to exceed burdened labor cost plus 10%. The price may be negotiated on a project by project basis. The Company will provide HongGuan on a monthly basis a 30/60/90 day outlook of requirements by skill. The Company will also provide HongGuan on a weekly basis the contract skills required for the following week. HongGuan will provide a 30 day notice if projected skills are not available. HongGuan will bill monthly for services. Outlined below are the current labor costs, which may be updated semiannually by HongGuan by written notice to the Company:

         Program Manager                        S$62.90/hr
         Engineer/Programmer                    S$39.90/hr
         Designer/Technician                    S$32.30/hr
         Assembler                              S$21.30/hr

     3. Procurement Services.

     HongGuan will purchase parts and provide procurement services to the Company at parts cost plus 3%. The Company will have primary sourcing responsibility and will provide bill of material, prints, source and required schedule with the purchase order to HongGuan. HongGuan will assist in sourcing, procure parts to specifications, manage all interfaces to vendors and bill the Company weekly on parts received. The Company will pay HongGuan within 25 days of the date of HongGuan's invoice. If procurement or sourcing support is required from PEMSTAR for US vendors, it will be billed to HongGuan at a price equal to PEMSTAR's burdened labor cost plus 10% and PEMSTAR's actual parts cost.

     4. Equipment Assembly and Integration Services.

     HongGuan will be the Company's sole subcontractor for a period of two years, providing they are competitive with internal or other outside sources, for providing equipment assembly, integrations services and fabricated parts to the Company. The Company may request HongGuan to provide competitive quotes or price audits to assure competitiveness. After the two-year period, the Company may source such services and parts as it chooses.

     5. Human Resource Services.

     HongGuan will provide recruitment, hiring, benefit support, etc. for the employees listed on Exhibit B to the Joint Venture Agreement without charge. If the Company has more than the number of employees listed on such Exhibit and does not have its own human resources department, HongGuan agrees to provide these services at a price not to exceed its cost plus 10%.

     6. Accounting Services.

     HongGuan will provide general ledger, accounts payable, accounts receivable, payroll, cash management, banking, capital assets, order management services and provide monthly financial reports to the Company for S$4,500 per month until December 31, 1998. After December 31, 1998, the provision of these services and the terms and conditions thereof may be re-negotiated or staffed internally. There will be a one time charge of S$2,100 to set up an accounting system and for training on MAPICS. The chart of accounts to be used is attached. The following reports will be provided on the 7th business day of each month to the Managing Director and forwarded by 8th business day to PEMSTAR and HongGuan financial controllers:

         Income and Expense Statement: Month and YTD/by project and summary Balance Sheet
         Trial Balance
         Cash Flow Statement
         Aged Receivables
         Aged Payables
         90 day Cash Outlook
         Inventory Status (if any)
         Capital Asset additions

     The Company will hire an auditor approved by the Board to audit its financial books.

     7. Information Systems ("I/S") Services.

     PEMSTAR shall provide the I/S services at its burdened cost plus 10% at agreed-to service levels. The I/S Service requirements will be determined based on MAPICS timetable and project management requirements.

     8. Facilities Services.

     Facilities services (janitorial, security, etc) are to be included in the lease agreement with HongGuan.

     9. Miscellaneous.

     9.1 Amendment. Any and all agreements by the parties to amend, change, extend, review or discharge this Agreement, in whole or in part, shall be binding on the parties so long as such agreements shall be in writing and executed by PEMSTAR and HongGuan.

     9.2 Headings. The various headings in this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any Section or provision hereof.

     9.3 Successors. All covenants, stipulations and promises in this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, and permitted assigns. No party shall have the right to assign or otherwise transfer its rights or obligations under this Agreement except with the written consent of the other party hereto, and having procured from the assignee a deed of adherence agreeing to be bound by the terms of this Agreement.

     9.4 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which shall constitute together one and the same agreement. The parties may each execute this Agreement by signing any such counterpart.

     9.5 Invalidity. In case any provision of this Agreement shall be deemed or declared to be unenforceable, invalid or void, the same shall not impair any other provision of this Agreement but the parties agree to negotiate a substitute provision or amend the other provisions of this Agreement so as to produce a result which preserves as nearly as possible the economic balance of the Agreement, provided that neither party shall be obligated to accept an amendment which substantially departs from the essential intent or effect of this Agreement.

     9.6 Waivers. No failure on the part of either party to exercise, and no delay in exercising, any right or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right or remedy granted hereby or by any related document or at law or in equity.

     9.7 Entire Agreement. Except as provided herein, this Agreement and the Ancillary Agreements constitute and express the entire agreement of the parties as to all the matters herein and therein referred to, all previous discussions, promises, representations and understandings relative thereto among the parties being herein and therein merged and superseded.

     9.8 Governing Law; Disputes. This Agreement shall be governed in all respects by, and shall be interpreted and construed in accordance with, the laws of Singapore, which shall be the proper law of this Agreement notwithstanding any rule or principle therein contained under which any other law or rule would be made applicable. Any controversy or claim arising out of or relating to this Agreement that the parties are unable to settle shall be determined by arbitration in accordance with the dispute provisions of the Joint Venture Agreement of even date herewith between PEMSTAR and HongGuan.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

PEMSTAR INC.                           HONGGUAN TECHNOLOGIES (S) PTE LTD.

By:                                    By
   -------------------------------        --------------------------------------
Title:                                 Title:
       ---------------------------            ----------------------------------

Thursday, June 14, 2000

Energy/General                         2.0

Intraoffice conference regarding the first draft of the specific Confidentiality Agreement for Energy United and All Star Gas, and the first draft of the general Confidentiality Agreement for other members; draft second draft of the specific Confidentiality Agreement and second draft of the general Confidentiality Agreement to reflect the results of the intraoffice conference; draft memorandum of explanation to S. Huske.


MCP/LSI                                6.75

Completed drafting the first draft of the Action in Writing for the LSI Board of Directors in connection with the approval of the LSI Reorganization; reviewed the pertinent California statutory materials; drafted the first draft of the Action in Writing for LSI's shareholder approval of the LSI Reorganization; drafted memorandum of explanation to J. Bennett and D. Stacken regarding MCP and LSI corporate approval documents; drafted the third draft of the United States Asset Transfer Agreement; drafted a memorandum of explanation to J. Bennett regarding the United States Asset Transfer Agreement; prepared a redlined draft of the United States Asset Transfer Agreement; drafted a memorandum to legal counsel for Harris Bank regarding the United States Asset Transfer Agreement; intraoffice meeting regarding the status and handling of numerous aspects of the LSI Reorganization


Ostrander/Ag Center                    .25

Telephone conference with N. Frana regarding the first draft of the first group of Closing Documents, and regarding the status and handling of numerous issues related to the Ag Center Reorganization; intraoffice calls regarding real estate issues


Friday, June 16, 2000

Vacation

                    Exhibit F: Contracts Assigned by HongGuan

-----------------------------------------------------------------------------------------------------------------------------------
Priority           Project Name             Prog.     Status % Bid Rev. Report     Pot'l  Win %   Del.             Remarks
                                            Mgr       Complete  S$(K)    Rev.       Rev.          Date
                                                                        S$(K)      S$(K)
-----------------------------------------------------------------------------------------------------------------------------------
        IBM Singapore
-----------------------------------------------------------------------------------------------------------------------------------
A       IBM Disk Stack Stn. for Mako/     Danny          100      195                389     99  1/11/98 Pot'l rev. base on 2 lines
-----------------------------------------------------------------------------------------------------------------------------------
        Hammerhead Line #6&7
-----------------------------------------------------------------------------------------------------------------------------------
A       IBM Deflection Stn. for Mako/     Danny          100       25                 50     99  1/11/98 Pot'l rev. base on 2 lines
-----------------------------------------------------------------------------------------------------------------------------------
        Hammerhead Line #6&7
-----------------------------------------------------------------------------------------------------------------------------------

Exhibit G: Contracts Assigned by PEMSTAR                              09-Sep-98

                                                                    Potential
Project                                       Probability          Revenue (K$)
----------------------------------------- ------------------ ------------------
IBM Manta/SRay New Balance Tester                90%                 1,000
----------------------------------------- ------------------ ------------------
IBM Mako/HHead Balance Retrofit                  50%                   300
----------------------------------------- ------------------ ------------------
IBM Manta/SRay Pack Line Integration             75%                   100
----------------------------------------- ------------------ ------------------
Kaifa HSA Tester                                 50%                   600
----------------------------------------- ------------------ ------------------
Sony Slider Magnetic Tester                      25%                 1,000
----------------------------------------- ------------------ ------------------
Sony Balance Tester                              25%                   500
----------------------------------------- ------------------ ------------------
Sony Final Tester                                25%                 2,000
----------------------------------------- ------------------ ------------------
ReadRite Static HSA Tester                       75%                   600
----------------------------------------- ------------------ ------------------
ReadRite HGA FOS Automation                      25%                 2,000
----------------------------------------- ------------------ ------------------
ReadRite HGA Pitch Static Attitude               25%                   200
----------------------------------------- ------------------ ------------------
ReadRite HSA GLA                                 75%                   500
----------------------------------------- ------------------ ------------------
Conner Tech Final Tester                         25%                 5,000
----------------------------------------- ------------------ ------------------


